                                                             [EXECUTION COPY]

                                                       (Operation Number 209)

                                 LOAN AGREEMENT

                                    between

                           OMOLON GOLD MINING COMPANY

                                      and

                                 EUROPEAN BANK
                       FOR RECONSTRUCTION AND DEVELOPMENT

                            Dated as of 30 June 1995

                               TABLE OF CONTENTS

ARTICLE I - DEFINITIONS ..............................................    1
       Section 1.01. General Definitions .............................    1
       Section 1.02. Interpretation ..................................   19

ARTICLE II - REPRESENTATIONS AND WARRANTIES ..........................    9
       Section 2.01. Project Costs and Financing Plan ................   19
       Section 2.02. Representations as to the Company ...............   20
       Section 2.03. Representations as to the Financing and Project
                     Agreements ......................................   22
       Section 2.04. Acknowledgement and Warranty ....................   24

ARTICLE. III - LOAN ..................................................   24
       Section 3.01. Amount and Currency .............................   24
       Section 3.02. Interest ........................................   25
       Section 3.03. Disbursements ...................................   26
       Section 3.04. Suspension and Cancellation .....................   26
       Section 3.05. Commitment Charge and Commission ................   27
       Section 3.06. Repayment .......................................   28
       Section 3.07. Voluntary and Mandatory Prepayment ..............   28
       Section 3.08. Payments ........................................   30
       Section 3.09. Insufficient Payments ...........................   31
       Section 3.10. Default Interest ................................   32
       Section 3.11. Increased Costs .................................   32
       Section 3.12. Taxes ...........................................   34
       Section 3.13. Unwinding Costs .................................   34
       Section 3.14. Illegality ......................................   35
       Section 3.15. Loan Account ....................................   35

ARTICLE IV - CONDITIONS OF DISBURSEMENT ..............................   35
       Section 4.01. Conditions of First Disbursement ................   35
       Section 4.02. Conditions for Any Disbursement .................   40
       Section 4.03. Pari Passu Disbursement .........................   41

ARTICLE V - AFFIRMATIVE COVENANTS ....................................   41
       Section 5.01. Project Implementation ..........................   41
       Section 5.02. Maintenance and Conduct of Business .............   42
       Section 5.03. Insurance .......................................   42
       Section 5.04. Accounting ......................................   42
       Section 5.05. Continuing Governmental and Other Approvals .....   43
       Section 5.06. Security ........................................   43
       Section 5.07. Compliance with Other Obligations ...............   43
       Section 5.08. Taxes; Stamp Duties .............................   43
       Section 5.09. Project Agreements ..............................   44
       Section 5.10. Offshore Bank Account ...........................   44
       Section 5.11. Disbursement Subaccount .........................   44

                                      (i)

       Section 5.12. Sales and Revenue Subaccounts .................    44
       Section 5.13. Cash Collateral Subaccount ....................    47
       Section 5.14. Russian Bank Accounts..........................    47
       Section 5.15. Debt Service Coverage Ratios ..................    48
       Section 5.16. Further Documents .............................    48
       Section 5.17. Costs and Expenses ...........................     48
       Section 5.18. Annual Budgets ................................    50
       Section 5.19. Furnishing of Information .....................    50
       Section 5.20. Development Plan ..............................    53

ARTICLE VI - NEGATIVE COVENANTS ....................................    54
       Section 6.01. Dividends .....................................    54
       Section 6.02. Capital Expenditures ..........................    54
       Section 6.03. Leases ........................................    55
       Section 6.04. Indebtedness ..................................    55
       Section 6.05. Liens .........................................    55
       Section 6.06. Hedging .......................................    56
       Section 6.07. Arm's Length Transactions .....................    56
       Section 6.08. Profit-Sharing and Management Arrangements ....    56
       Section 6.09. Investments ...................................    57
       Section 6.10. Changes in Business, Capital and Charter ......    57
       Section 6.11. Prepayment of Long-term Debt ..................    58
       Section 6.12. Sale of Assets; Merger ........................    58

ARTICLE VII - EVENTS OF DEFAULT ....................................    58
       Section 7.01. Events of Default .............................    58
       Section 7.02. Acceleration in Events of Default .............    62
       Section 7.03. Automatic Acceleration ........................    62

ARTICLE  VIII - MISCELLANEOUS ......................................    62
       Section 8.01. Term of Agreement .............................    62
       Section 8.02. Entire Agreement; Amendment and Waiver ........    62
       Section 8.03. Notices .......................................    62
       Section 8.04. Certificate of Incumbency and Authority .......    63
       Section 8.05. English Language ..............................    63
       Section 8.06. Financial Calculations ........................    64
       Section 8.07. Rights, Remedies and Waivers ..................    64
       Section 8.08. Indemnification ...............................    65
       Section 8.09. Severability ..................................    65
       Section 8.10. Governing Law .................................    66
       Section 8.11. Arbitration and Jurisdiction ..................    66
       Section 8.12. Waiver of Sovereign Immunity ..................    72
       Section 8.13. Successors and Assigns ........................    72
       Section 8.14. Counterparts ..................................    73

Schedule A   -   Form of Contract Pledge

Schedule B   -   Form of Cyprus Amax Guaranty

                                     (ii)

Schedule C   -   Form of Cyprus Magadan Guaranty

Schedule D   -   Form of Cyprus Magadan Share Pledge

Schedule E   -   Form of Cyprus Support Agreement

Schedule F   -   Form of Enterprise Mortgage

Schedule G   -   Environmental Standards

Schedule H   -   Form of Equipment Pledge

Schedule I   -   Banking Case Procedures

Schedule J   -   Form of Goods Pledge

Schedule K   -   Form of Immovables Mortgage

Schedule L   -   Form of Insurance Assignment

Schedule M   -   Form of Letter of Credit

Schedule N   -   Form of Note

Schedule O   -   Form of Offshore Account Pledge

Schedule P   -   Form of Omolon Share Pledge

Schedule Q   -   Project Completion

Schedule R   -   Form of Reclamation Agreement

Schedule S   -   Form of Russian Account Pledge

Schedule T   -   Form of Russian Shareholders Support Agreement

Schedule U   -   Form of Security Sharing Agreement

Schedule V   -   Major Construction, Environmental and Operating Permits and
                 Approvals

Schedule W   -   Form of Disbursement Application

Schedule X   -   Security Perfection Requirements

Schedule Y   -   Form of Certificate of Incumbency and Authority

Schedule Z   -   Form of Letter to Auditors

Schedule AA  -   Form of Process Agent Acceptance

Schedule BB  -   Form of Opinion of Special Russian Counsel to the Company

                                     (iii)

Schedule CC  -   Form of Opinion of Special English Counsel to the Company

Schedule DD  -   Form of Opinion of Special New York Counsel to the Company

Schedule EE  -   Form of Opinion of Special English Counsel to the Project
                 Lenders

Schedule FF  -   Insurance Requirements

                                     (iv)

                                LOAN AGREEMENT

AGREEMENT, dated as of 30 June 1995 between THE CLOSED JOINT STOCK COMPANY "OMOLON GOLD MINING COMPANY", a closed joint stock company organized and existing under the laws of the Russian Federation (herein called the "Company"), and EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT (herein called the "Bank").

                            ARTICLE I - DEFINITIONS

Section 1.01. General DeFinitions

     Wherever used in this Agreement, including the Schedules hereto, unless the context otherwise requires, the following terms have the following meanings:

"Affiliate"         means, with respect to any entity, any other entity or
                    person, directly or indirectly, controlling, controlled by, or under common control with, such entity. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting shares or by contract or otherwise.

"Amax Gold"         means Amax Gold, Inc., a corporation organized
                    and existing under the laws of the State of Delaware.

"Association of
Native Peoples"     means the Association of Northern Native
                    Peoples of the Severo-Evensk District

"Auditors"          means such firm of independent public accountants as the
                    Company may from time to time appoint as auditors of the Company in accordance with Section 5.04.

"Blocked Account
Agreement"          means a blocked account agreement to be entered into among the Company, Roskomdragmet, Citibank, N.A., London Branch and such other parties as may be agreed by the Bank, regarding the Roskomdragmet Sales Subaccount, which agreement shall be as contemplated by the Roskomdragmet Agreement and in form and substance satisfactory to the Bank.

"Business Day"      means a day which is both a New York Banking Day and a
                    London Banking Day.

"Cash Collateral
Subaccount"         means the subaccount of the Offshore Bank Account designated as such in accordance with Section 5.10.

"Charter"           means, in respect of any company, corporation, partnership, governmental agency or other enterprise, its founding act, articles of incorporation and bylaws, memorandum and articles of association, statute or similar instrument.

"Commitment Period" means the period commencing on the date of this
                    Agreement and terminating on the earliest of (a) the date
                    24 months from the date of this Agreement, as such date shall be extended for a period (not to exceed, in the aggregate, 12 months) equal to the duration of any suspension by the Bank of the right of the Company to Disbursements pursuant to Section 3.04 and for a period (not to exceed, in the aggregate, six months) equal to the duration of any Force Majeure Event occurring during the Commitment Period, (b) the date Disbursements in an aggregate principal amount of $47,500,000 have been made by the Bank, (c) the first Repayment Date, and (d) the date the obligation of the Bank to make Disbursements hereunder terminates in accordance with the terms of this Agreement.

"Construction
Contract"           means, collectively, such construction management
                    and engineering services contracts as may be entered into between the Company and/or Cyprus Magadan and the Contractor in connection with the Project, which contracts shall be in form and substance satisfactory to the Bank.

"Contractor"        means Davy International Canada Limited, a corporation
                    organized under the laws of the Province of Ontario, Canada and a subsidiary of Davy International, a division of Trafalgar House, Inc., or such other Subsidiary of Trafalgar
                    House, Inc. as may be approved by the Bank.

"Contract Pledge"   means the instrument pursuant to which the Company
                    grants to the Project Lenders a security interest in all of its rights, interests and benefits under the Management
                    Agreement, the Construction Contract, the Marketing

                    Agreements and the Reclamation Agreement, and all performance bonds, warranties, guaranties and undertakings issued thereunder (including subcontractor's warranties issued directly to the Company under the Construction Contract), together with the notices and acknowledgements and consents in the forms attached thereto, which instrument shall be substantially in the form of Schedule A.

"Cyprus Amax"       means Cyprus Amax Minerals Company, a corporation
                    organized and existing under the laws of the State of Delaware.

"Cyprus
Amax Guaranty"      means the irrevocable guaranty to be entered into by Cyprus
                    Amax in favor of the Project Lenders,which guaranty shall be substantially in the form of Schedule B.

"Cyprus Gold"       means Cyprus Gold Company, a corporation organized and
                    existing under the laws of the State of Delaware.

"Cyprus Magadan"    means Cyprus Magadan Gold Corporation, a corporation
                    organized and existing under the laws of the State of Delaware.

"Cyprus Magadan
Guaranty"           means the irrevocable guaranty to be entered into by Cyprus
                    Magadan in favor of the Project Lenders, which guaranty shall be substantially in the form of Schedule C.

"Cyprus Magadan
Share Pledge"       means the instrument pursuant to which Cyprus Gold pledges in favor of the Project Lenders all of the issued and outstanding shares of Cyprus Magadan, which instrument shall be substantially in the form of Schedule D.

"Cyprus Support
Agreement"          means the Project support agreement to be entered into among the Company, Cyprus Amax, Cyprus Magadan and the Project
                    Lenders, which agreement shall be substantially in the form of Schedule E.

"Debt" means the aggregate (as of the date of calculation) of all obligations of the Company then outstanding for the payment or repayment of money including, without limitation:

                    (a) any amounts payable by the Company under leases or similar arrangements over their respective periods;

                    (b) any credit to the Company from a supplier of goods or under any installment purchase or other similar arrangement; and

                    (c) the aggregate amount then outstanding of liabilities and obligations of third parties to the extent that they are guaranteed by the Company.

"Default Interest
Period" means, with respect to any amount overdue under this Agreement, a period commencing on the Business Day on which such payment becomes overdue or, as the case may be, on the last Business Day of the previous Default Interest Period, and ending on a Business Day selected by the Bank or, as the case may be, determined in accordance with Section 3.10(d).

"Default Interest
Rate" means the interest rate applicable to amounts overdue under this Agreement, as determined in accordance with
                    Section 3.10.

"Development Plan"  means the development plan for the Project approved by the
                    Project Lenders in accordance with Section 5.20, as such development plan may be amended from time to time in accordance with the requirements of Section 6.10(a).

"Disbursement"      means any amount of the Loan which is disbursed from time to time pursuant to Section 3.03.

"Disbursement
Subaccount"         means the subaccount of the Offshore Bank Account designated as such in accordance with Section 5.10.

"Discount Rate"     means, for each calendar year, the weighted average
                    (expressed as a rate per annum) of all interest charges which are projected (on the basis of the Financial Model) to be applicable to all amounts of the Tranche 1 Loan and the OPIC" Tranche 1 Loan outstanding from time to time during such calendar year

"Dollars" or "$"    means the lawful currency of the United States of America.

"Dukat"             means Dukatsky Mining and Beneficiation Complex.

"Elektrum"          means Elektrum Limited Liability Company.

"Enterprise
Mortgage"           means a mortgage in favor of the Project Lenders over all of the equipment, assets and property of the

                    Company, which mortgage shall be substantially in the form of Schedule F.

"Environmental
Standards"          means the environmental.performance criteria,
                    standards, practices and procedures for the Project set forth in Schedule G, as amended by the Company from time to time with the prior written approval of the Bank (such approval not to be unreasonably withheld).

"Equipment Pledge"  means the instrument pursuant to which the Company grants to the Project Lenders a security interest in all of the Company"s equipment and other tangible movable assets, which instrument shall be substantially in the form of Schedule H.

"Evenskoye Field"   means the Evenskoye gold and silver field located in
                    the Magadan Region of the Russian Federation as described in
                    Section 2. 1 of the License Agreement.

"Event of Default"  means any one of the events specified in Section
                    7.01.

"Excess Cash Flow"  means, for any period, the Gross Revenues during such period less the sum of (a) all amounts paid out of the Revenue Subaccount during such period in accordance with Sections 5.12(d)(1) through 5.12(d)(6), and (b) reasonable and prudent reserves established during such period in res of contingent liabilities.

"Export Sales
Subaccount"         means the subaccount of the Offshore Bank
                    Account designated as such in accordance with Section 5.10.

"Financial Model"   means the financial model agreed by the Bank and used
                    by the Company to prepare the financial projections for the Project, as amended from time to time pursuant to the provisions of Schedule I.

"Financial
Statements"         means the unconsolidated financial statements of
                    the Company prepared in a manner consistent with its books of account and in accordance with Generally Accepted
                    Accounting Principles in the United States.

"Financial Year"    means the accounting year of the Company commencing
                    each year on 1 January and ending on the following 31
                    December, or such other accounting period of the Company as the Company may, with the Bank"s consent, from time to time designate as the accounting year of the Company.

"Financing
Agreements"         means this Agreement, the OPIC Finance Agreement, the Notes, the promissory notes issued under the OPIC Finance
                    Agreement, the Cyprus Magadan Guaranty, the Cyprus Amax
                    Guaranty, the Security Documents, the Security Sharing
                    Agreement, the Cyprus Support Agreement, the Russian
                    Shareholders Support Agreement, the OPIC Funding Documents, the Letter of Credit, the letter agreement relating to the front-end commission referred to in Section 3.05Co), the Disbursement applications referred to in Section 3.03(a) and any other agreements entered into by the parties hereto in connection with this Agreement or the transactions contemplated hereby, and, in the singular, means any one of such agreements.

"Financing Plan"    means the financing plan set out in Section 2.01(b).

"Force Majeure
Event" means an event which is not within the reasonable control of the Company and that has a material adverse effect on the ability of the Company to construct the Project or to mine, produce, process, transport or market ore or dore as contemplated by the Development Plan, including;

                    (a) fire, landslide, earthquake, adverse weather conditions or other acts of God;

                    (b) explosion, breakage or accident to Project equipment and facilities;

                    (c) strikes (excluding, for the avoidance of doubt, any strike or series of related strikes, to the extent that the duration of such strike or series of related strikes is in excess of 30 days, by employees of the Company, the Contractor or any subcontractor relating solely to disputes with management of the Company, the Contractor or such subcontractor and not to the mining sector generally or other matters); or

                    (d) political events, shortages of material or labor resulting directly from control or diversion by the Russian government, embargo or terrorism.

"Foundation
Agreement"          means the foundation agreement on establishment of the
                    Company dated 26 February 1993, as amended by a first amendment and supplemental agreement with respect to the foundation agreement on establishment of the Company dated 4
                    September 1993, a second amendment to the foundation agreement on the establishment of the

                    Company, the charter of the Company dated 10 January 1994, a third amendment to the foundation agreement on the establishment of the Company and the charter of the Company dated 24 March 1995 and a fourth amendment agreement to the foundation agreement on the establishment of the Company and the charter of the Company to be entered into in form and substance satisfactory to the Bank.

"Future Net Income" means, for any period, the projected Gross Revenues expected to be realized by the Company during such period less the sum of the Operating Costs payable in currencies other than Roubles which are projected for such period, all in accordance with the Financial Model.

"Generally
Accepted
Accounting
Principles"         means accounting principles generally accepted in the United
                    States or Russia, as the case may be, and in each case consistently applied.

"Geometal"          means Geometal Joint Stock Gold-Mining Company.

"Goods Pledge"      means the instrument pursuant to which the Company grants to the Project Lenders a security interest in all of the Company"s gold, silver and dore, and all receivables, receipts and proceeds from the sale or transfer thereof, which instrument shall be substantially in the form of Schedule J.

"Gross Revenues"    means, for any period, the Company"s gross revenues in
                    freely convertible currencies other than Roubles from all sources during such period (including, without limitation, all revenues from the sale of dore, the proceeds of any insurance or other claim with respect to delay in completion, business in--on or loss or destruction of gold or dore and all refunds of taxes, but excluding interest earned on the Offshore Bank Account or the Russian Bank
                    Accounts) which are received in the Revenue Subaccount and are not subject to mandatory conversion into Roubles or, at such time, transfer to the Russian Federation.


"Guaranteed
Portion" means, at any time with respect to any amount payable under this Agreement:

                    (a) prior to the Project Completion Date, 100% of such amount; and

                    (b) thereafter, in the case of any amount other than the principal amount of me Tranche 2 Loan and interest accruing thereon after the Project Completion Date, the portion of such amount which is, at such time, guaranteed by Cyprus Magadan pursuant to the Cyprus Magadan Guaranty.


"Immovables
 Mortgage"          means a mortgage in favor of the Project Lenders
                    over all of the Company's; removable property, which mortgage shall be substantially in the form of Schedule K.

"Increased Costs"   has the meaning given to it in Section 3.11.

"Indebtedness"      means, in regard to any person:

                    (a) all indebtedness of such person for borrowed money or arising out of any credit facility or financial accommodation or for the deferred purchase price of property or services;

                    (b) all guarantees of such person (or other obligations of such person which am the economic equivalent of a guarantee, including without limitation any obligation of such person to purchase, to provide funds for payment, to supply funds to or otherwise to invest in any other person) in respect of the indebtedness of any other person for borrowed money or arising out of any credit facility or financial accommodation or for the deferred purchase price of property or services;

                    (c) all indebtedness or other or1igations of any other person for borrowed money or aris out of any credit facility or financial accommodation or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including without limitation accounts receivable and contract rights) owned by such person, whether or not such person has assumed or become liable for the payment of such indebtedness or obligations; and

                    (d) obligations of such person in respect of any lease of goods (or property which, if not affixed to realty, would be personalty) by such person which under Generally Accepted Accounting Principles would be required to be capitalized on the balance sheet of such person.

"Independent
 Engineer"          means Pincock Allen & Holt Inc. or such other firm
                    of engineers as may be selected from time to time by the Project Lenders after consultation with the Company, and any subcontractors of such engineer.


"Insurance
 Assignment"        means the assignment pursuant to which the Company
                    assigns to the Project Lenders all of its rights, interests and benefits under all insurance maintained by the Company and all other insurance relating to the design, construction, operation and maintenance of the Project, together with the notices and acknowledgements and consents in the forms attached thereto (or in such other forms as may be approved by the Bank), which assignment shall be substantially in the form of Schedule L.


"Interbank Rate"    means, for each Interest Period; the offered rate
                    which appears on the Telerate Page 3750 as of 11:00 am., London time, on the Interest Determination Date for such Interest Period for one month, two months, three months, four months, five months or six months, whichever period is closest to the duration of the relevant Interest Period (or, if two periods are equally close to the duration of the relevant Interest Period, the average of the two relevant rates); provided that, if, for any reason, the Interbank
                    Rate cannot be determined by .reference to the Telerate Page
                    3750 on such Interest Determination Date or the services of the Telerate Page 3750 cease to be available as a re.suit of discontinuation of such services, the Interbank Rate shall be the interest rate per annum which the Bank determines to be the arithmetic " mean (rounded upwards, if necessary, to the nearest 1/16%) of the offered rates advised to the Bank by three major banks active in the Dollar interbank market in London selected by the Bank after consultation with the Company.


"Interest
 Determination
 Date" means, for any Interest Period, the date two London Banking Days prior to the first day of such Interest Period.

"Interest Payment
 Date" means any day which is 15 June or 15 December in any year, provided, however, that, if any Interest Payment Date would fall on a day which is not a New York Banking Day, such Interest Payment Date shall be changed to the next succeeding New York Banking Day.

"Interest Period"   means each period of six months commencing on an
                    Interest Payment Date and ending on the next following
                    Interest Payment Date,. except in the case of the first
                    Interest Period applicable to each Disbursement when it shall have the following meaning:

                    (1) if such disbursement is made at least 15 Business Days prior to the next Interest Payment Date, the period commencing on the date on which such Disbursement is made and ending on the next Interest Payment Date, and

                    (2) if such disbursement is made less than 15 Business Days prior to the next Interest Payment Date, the period commencing on the dam on which such Disbursement is made and ending on the Interest Payment Date succeeding the next Interest Payment Date.

"Interest Rate"     means, for each Interest Period with respect to each
                    portion of each tranche of the Loan, the rate of interest payable on such portion of such tranche of the Loan during such Interest Period, determined in accordance with Section
                    3.02.

"Kubaka Field"      means the Kubaka gold and silver field located in the
                    Magadan Region of the Russian Federation approximately 600 miles north-northeast of the City of Magadan, as described in Section 2.1 of the License Agreement.

"Letter of Credit"  means an irrevocable "evergreen" standby letter of credit, substantially in the form of Schedule M, issued in accordance with paragraph l(b)(1) of Schedule Q in favor of the Bank and OPIC by a financial institution acceptable to the Bank in a face amount not to exceed $2,500,000 securing principal and interest payable by the Company under this Agreement and the OPIC Finance Agreement.

"License"           means the license for the right to use subsurface, series
                    MAP, number 10141, license type 53, issued to the Company by the Committee of the Russian Federation for Geology and Use of the Subsurface and the Magadan Regional Soviet of People's Deputies, including all annexes thereto, as amended by an amendment dated 24 March 1995 among the Magadan Oblast
                    Duma, the Committee of the Russian Federation for Geology and Use of the Subsurface and the Company.

"License Agreement" means the license agreement between the Magadan
                    Oblast Duma (as successor to the Magadan Regional Soviet of People's Deputies) and the Committee of the Russian Federation for Geology and Use of the Subsurface and the Company, which is attached as Annex 1 to the License.

"Lien" means any mortgage, pledge, charge, privilege, priority, hypothecation, encumbrance, assignment, lien, attachment, set-off or other security interest of any kind upon or with respect to, or any segregation of or other preferential arrangement with respect to, any present or future assets, revenues or rights, including, without limitation, any designation of loss payees or beneficiaries or any similar arrangement under any insurance policy.

"Loan" means, collectively, the Tranche 1 Loan and the Tranehe 2 Loan or, as the context may require, the aggregate of the principal amounts thereof from time to time outstanding.

"Loan Life Debt
 Service Coverage
 Ratio" means, on any date, (a) the net present value, discounted at the Discount Rate, of all Future Net Income for the period from such date to 15 June 2001, divided by (b) the aggregate principal mount of the Tranche 1 Loan and the OPIC Tranche 1 Loan outstanding on such date less the sum of the mount on deposit in the Cash Collateral Subaccount and the face amount of the Letter of Credit (if any) on such date.

"London Banking     means a day on which commercial banks and foreign exchange
 Day"               markets are open for the transaction of business in the
                    Dollar interbank market in London, England.

"Long-term Debt"    means the aggregate (as of the date of calculation) of
                    all those component parts of the Debt which fall due or whose final payment is due more than one year after such date of calculation.

"Magadan Gold"      means Magadan Gold and Silver Joint Stock Company.

"Management
 Agreement"         means the amended and restated management,
                    technical and other services agreement dated as of 13 April
                    1995 between Cyprus Magadan and the Company.

"Margin" means (a) with respect to the Guaranteed Portion of the Loan, 3.25% per annum, and (b) with respect to the Unguaranteed Portion of the Loan, 4.25 % per annum.

"Marketing
Agreements"         means, collectively, the Roskomdragmet Agreement, the
                    Rosvneshtorgbank Agreement and any other marketing, sales or dore transportation agreements entered into by the Company in accordance with the terms of this Agreement, and, in the singular, means any one of such agreements.

"Material
Adverse Effect"     means a material adverse effect on:

                    (1) the Project, including without limitation the projected costs of construction of the Project in accordance with the Development Plan (to the extent that funding of such costs has not been committed) or the projected costs of operation or maintenance of the Project in accordance with the Development Plan;

                    (2) the business, operations or condition of the Company, Cyprus Amax or Cyprus Magadan;

                    (3) the ability of any party to any Financing Agreement or Project Agreement to timely perform its obligations thereunder in full in accordance with the terms thereof;

                    (4) the validity or enforceability of any Financing Agreement or Project Agreement or the fights or remedies of either Project Lender thereunder; or

                    (5) the security;

                    provided that a reduction in the market price of gold shall not, by itself, be considered to have a Material Adverse Effect unless the average market price of gold over the preceding 30 days falls below $275 per ounce.

"Memorandum of
Understanding"      means the protocol of the meeting on the Kubaka project
                    development held in Anchorage, Alaska on 20 and 21 November
                    1994.

"New York Banking
Day" means a day (other than a Saturday or Sunday) on which commercial banks are not authorized or required to close in New York.

"Note" means a promissory note issued by the Company to the Bank, substantially in the form of Schedule N, evidencing the indebtedness of the Company to the Bank resulting ::ore a Disbursement or any promissory note issued by the Company at the request of the Bank in extension, renewal or substitution therefor.

"Offshore
Account Pledge"     means the instrument pursuant to which the Company grants to
                    Moscow Narodny Bank Limited, as security trustee for the Project Lenders, a security interest in the Company"s right, rifle and interest in and to the Offshore Bank Account, together with the notices and acknowledgements and consents in the forms attached thereto, which instruments shall be substantially in the form of Schedule O.

"Offshore Bank
Account"            has the meaning given to it in Section 5.10.

"Offshore Bank
Account Agreement"  means the accounts agreement to be entered into among the
                    Company, Citibank, N.A., London Branch and Moscow Narodny Bank Limited relating to the Offshore Bank Account, which agreement shall be in form and substance satisfactory to the Bank.

"Omolon Share
Pledge" means, collectively, the instruments pursuant to which the Shareholders pledge in favor of the Project Lenders all of the issued and outstanding shares of the Company, which instruments shall be substantially in the form of Schedule P.

"Operating Costs"   means:

                    (a) all costs and expenses (including capital expenditures) incurred by the Company in operating and maintaining the Project, including transportation costs, reimbursement at cost for goods and services procured by Cyprus Amax or its Affiliates on behalf of the Company from unaffiliated entities on an ann"s length basis and an amount not to exceed (unless otherwise approved by the Bank, such approval not to be unreasonably withheld) $500,000 (or the equivalent thereof in other currencies at then current "rates of exchange) per year in properly documented travel and other reimbursable expenses payable to Cyprus Magadan under the Management Agreement;

                    (b) all license fees paid by the Company under the License;

                    (c) insurance premiums paid by the Company in maintaining any of the insurance required by this Agreement;

                    (d) administrative overhead expenses incurred by the Company from time to time, including engineering, data processing, accounting, legal and purchasing costs and charges, which axe attributable to the Project, but excluding any "such amount in respect of which the Company is entitled to be reimbursed by any person (until such amount is converted on the accounts of the Company to a loss following non-payment);

                    (e) any fees payable by the Company to the banks at which the Offshore Bank Account and the Russian Bank Accounts axe located and to any security trustee with respect to such accounts;

                    (f) any fees, commissions, charges, costs and expenses due and payable pursuant to this Agreement, the OPIC Finance Agreement and the other Financing Agreements to either Project Lender, including the fees and expenses of the Independent Engineer and the Bank"s insurance and environmental consultants; and

                    (g) all taxes, rates, charges, assessment, duties and tariffs which at any rime arc imposed or assessed on the Company or its income, profits, revenues, imports of goods and services, production, sales or exports;

                    but excluding, for the avoidance of doubt, depreciation, amortization and other non-cash items, costs met from insurance proceeds not ire to be reflected in the Company"s financial accounts under Generally Accepted Accounting Principles in the United States, management fees, reimbursable expenses in excess of the amount referred to in
                    (a) above and other amounts payable to Cyprus Magadan or any Affiliate of Cyprus Magadan under the Management Agreement or otherwise except to the extent referred to in (a) a bove, principal and interest due and payable under this Agreement or the OPIC Finance Agreement and any insurance premiums payable to OPIC.

"OPIC" means the Overseas Private Investment Corporation, an agency of the United States of America.

"OPIC Finance
Agreement"          means the finance agreement dated as of the date hereof
                    between the Company and OPIC.

"OPIC Funding
Documents"          means the agreements pursuant to which OPIC receives formal and binding commitments from one or more financial institutions to fund the full amount of the OPIC Loan.

"OPIC Loan"         means, collectively, the OPIC Tranche 1 Loan and the
                    OPIC Tranche 2 Loan or, as the context may require, the aggregate of the principal amounts thereof from time to time outstanding.

"OPIC Tranche 1
Loan" means the loan specified in Section 3.01(a) of the OPIC Finance Agreement or, as the context may require, the principal amount thereof from time to time outstanding.

"OPIC Tranche 2
Loan" means the loan specified in Section 3.01(b) of the OPIC Finance Agreement or, as the context may require, the principal amount thereof from time to time outstanding.

"Permitted Liens"   means the Liens set forth in Sections 6.05(1), 6.05(2),
                    6.05(3) and 6.05(4).

"Potential Event
of Default"         means any event which, with lapse of time or notice and
                    lapse of time as specified in Section 7.01, may become an Event of Default.

"Project"           means the commercial development of the Kubaka Field,
                    containing proven and probable recoverable reserves of approximately 2,200,000 ounces of gold and 1,700,000 ounces of silver to be produced during a mine life of approximately seven years, providing for open pit mining of the ore and processing, at a rate of 1,750 tons per day, of the ore into "dore" (an alloy of gold and silver produced from initial melting) which will be sold by the Company for further refining into gold and silver, as further described in the Development Plan.

"Project
Agreements"         means the License (including the License Agreement), the
                    Construction Contract, the Management Agreement, the
                    Memorandum of Understanding, the Marketing Agreements, the
                    Offshore Bank Account Agreement, the Blocked Account
                    Agreement, the Russian Blocked Account Agreement, the
                    Reclamation Agreement, the Foundation Agreement and the
                    Company's Charter, and, in the singular, means any one of such agreements.

"Project
Completion"         has the meaning given to it in Schedule Q.

"Project
Completion Date"    means the date on which the Bank and OPIC have jointly
                    delivered to the Company a written notice stating that they are satisfied that Project Completion has occurred.

"Project Costs"     means costs incurred by the Company in connection
                    with the design and construction of the Project, including interest, commitment charge and other financing costs payable by the Company under this Agreement and the OPIC
                    Finance Agreement during design and construction of the Project, Operating Costs incurred by the Company during construction of the Project and insurance premiums payable to OPIC during construction of the Project, as such costs are estimated in Section 2.01(a).

"Project Lenders"   means, collectively, the Bank and OPIC.

"Qualified
Political Event"    has the meaning given to it in the Cyprus Magadan Guaranty.

"Reclamation
Agreement"          means an agreement between the Company and Cyprus Amax,
                    Cyprus Magadan and the Russian Shareholders, substantially in the form of Schedule R.

"Repayment Date"    means each of the dates for repayment of principal of
                    the Loan as set forth in Section 3.06(a).

"Retrospective
Debt Service
Coverage Ratio"     means, for any Interest Period, the result obtained by
                    dividing (a) the Gross Revenues for such Interest Period less the sum of the Operating Costs payable in currencies other than Roubles during such Interest Period by (b) the sum of all principal and interest due and payable in of the Tranche 1 Loan and the OPIC Tranche 1 Loan at the end of such Interest Period.

"Revenue
Subaccount"         means the subaccount of the Offshore Bank Account designated as such in accordance with Section 5.10.

"Roskomdragmet"     means the Committee of the Russian Federation for Precious
                    Metals and Precious Stones.

"Roskomdragmet
Agreement"          means the purchase-sales contract dated 29 May 1995 between the Company and Roskomdragmet.

"Roskomdragmet
Sales Subaccount"   means the subaccount of the Offshore Bank Account designated as such in accordance with Section 5.10.

"Rosvneshtorgbank"  means the Bank for Foreign Trade of Russia, an authorized
                    Russian bank.

"Rosvneshtorgbank
Agreement"          means the agency agreement dated 9 June 1995 between the
                    Company and Rosvneshtorgbank.

"Roubles" or "Rb."  means the lawful currency of the Russian Federation.

"Russian Account
Pledge" means the instrument pursuant to which the Company grants to the Project Lenders a security interest in the Company's right, title and interest in and to the Russian Bank Accounts, together with the notices and acknowledgements and consents in the forms attached thereto, which instrument shall be substantially in the form of Schedule S.

"Russian Bank
Accounts"           has the meaning given to it in Section 5.14.

"Russian Blocked
Account Agreement"  means the Russian blocked account agreement to be entered into among the Company, Roskomdragmet and Citibank T/O regarding the Russian Bank Account into which sales proceeds in Roubles under the Roskomdragmet Agreement are to be paid, which agreement shall be as contemplated by the Roskomdragmet Agreement and in form and substance satisfactory to the Bank.

"Russian
Shareholders"       means, collectively, the Association of Native Peoples,
                    Geometal, Dukat, Magadan Gold, Elektrum and Rossiisky Kredit
                    Commercial Bank.

"Russian
Shareholders
Support Agreement"  means the Project support agreement to be entered into among the Company, the Russian Shareholders and the Project Leaders, which agreement shall be substantially in the form of Schedule T.

"Security"          means the security created in favor of the Project Leaders by the Company over all of its assets, by the Shareholders over all of their shares in the Company and by Cyprus Gold over all of its shares in Cyprus Magadan to secure all amounts owing by the Company to the Project Lenders under this Agreement, the OPIC Finance Agreement and the other
                    Financing Agreements.

"Security
Documents"          means the Contract Pledge, the Cyprus Magadan Share Pledge, the Enterprise Mortgage, the Equipment Pledge, the Goods
                    Pledge, the Immovables Mortgage, the Insurance Assignment, the Offshore Account Pledge, the Omolon Share Pledge and the
                    Russian Account Pledge, and, in the singular, means any one of such documents.

"Security
Sharing Agreement"  means the security sharing agreement to be entered into between the Project Lenders providing for, inter alia, the sharing of the Security between the Project Lenders, which agreement shall be substantially in the form of Schedule U.

"Shareholder
Distribution"       means any payment or transfer from the Offshore Bank Account or the Russian Bank Accounts for any purpose other than (a) a payment to the Bank or OPIC pursuant to this Agreement, the OPIC Finance Agreement or any other Financing Agreement, and (b) a payment of Project Costs or Operating Costs in accordance with the Development Plan or as otherwise approved by the Bank.

"Shareholders"      means, collectively, the Russian Shareholders and Cyprus
                    Magadan.

"Short-term Debt"   means all Debt (as of the date of calculation) other than
                    the Long-term Debt.

"Subordinated
Shareholder Loans"  means Debt of the Company owing to any Shareholder and which is subordinated to the payment of all amounts payable under this Agreement and the OPIC Finance Agreement pursuant to the Cyprus Support Agreement or the Russian Shareholders Support Agreement.

"Subsidiary"        means, with respect to any entity, any other entity over
                    50% of whose capital is owned, directly or indirectly, by the entity or which is otherwise effectively controlled by the entity.

"Telerate Page
3750" means the display of London interbank offered rates (commonly known as "LIBOR") of major banks for deposits in Dollars, designated as page 3750 on the Telerate Service (or such other page as may replace the Telerate Page 3750 for the purpose of displaying such London interbank offered rates for deposits in Dollars).

"Tranche 1 Loan"    means the loan specified in Section 3.01(a) or, as the
                    context may require, the principal amount thereof from time to time outstanding.

"Tranche 2 Loan"    means the loan specified in Section 3.01(b) or, as the
                    context may require, the principal amount thereof from time to time outstanding.

"Unguaranteed
Portion"            means, at any time after the Project Completion Date:

                    (a) with respect to the principal amount of the Tranche 2 Loan and interest accruing thereon after the Project Completion Date, 100% of such amount; and

                    (b) with respect to any other amount payable by the Company under this Agreement, the portion of such amount which is not, at such time, guaranteed by Cyprus Magadan pursuant to the Cyprus Magadan Guaranty.

Section 1.02. Interpretation

(a) In this Agreement, unless the context otherwise requires, words denoting the singular include the plural and vice versa, and words denoting persons include corporations, partnerships, and other legal persons.

(b) In this Agreement, references to a specified Article, Section or Schedule shall be construed as a reference to that specified Article, Section or Schedule of this Agreement.

(c) The headings and the Table of Contents are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

(d) In this Agreement, references to statutes, laws, rules, regulations and decrees of the Russian Federation, or any political subdivision thereof, including environmental, health and safety standards and requirements promulgated thereunder, shall refer only to such statutes, laws, rules, regulations and decrees which are published or publicly available or of which the Company otherwise has knowledge or which the Company could have ascertained upon reasonable investigation.


                  ARTICLE II - REPRESENTATIONS AND WARRANTIES


Section 2.01. Project Costs and Financing Plan

     The Company represents as follows:

(a)  The total estimated cost of the Project is approximately $180,000,000.

(b) Under the Financing Plan, the proposed sources of financing the approximate Project costs referred to in Section 2.01(a) are as follows:

------------------------------------------------------------------------
Source                                                          Dollars
Equity

      Association of Native Peoples                           5,280,000
      Geometal                                               14,345,000
      Magadan Gold                                            5,280,000
      Elektrum                                                7,840,000
      Rossiisky Kredit Commercial Bank                        4,800,000
      Dukat                                                   2,455,000
      Cyprus Magadan                                         40,000,000

      Total Equity                                           80,000,000

Long-term Debt

      Tranche 1 Loan                                         42,500,000
      Tranche 2 Loan                                          5,000,000
      OPIC Tranche 1 Loan                                    47,500,000
      OPIC Tranche 2 Loan                                     5,000,000
      Total Long-term Debt                                  100,000,000

Total Financing                                             180,000,000
------------------------------------------------------------------------

Section 2.02.    Representations as to the Company

      The Company represents and warrants as follows:

(a) The Company is a closed joint stock company duly organized and validly existing under the laws of the Russian Federation and registered with all relevant registration bodies in the Russian Federation and has full power to own the properties which it owns and proposes to own for the purposes of the Project and to carry out the business which it carries out and proposes to carry out for the purposes of the Project. The Company has no Subsidiaries.

(b) The Company has an authorized capital of Rb. 388,480,000,000 (the equivalent of $80,000,000) consisting of 80,000 sea with a nominal value of Rb. 4,856,000 each. The following is a list of the shareholders in the Company as of the date of this Agreement, together with the number of shares and the percentage of all shares in the Company that will be held by each of such shareholders upon execution and registration of the fourth amendment agreement to the foundation agreement on the establishment of the Company and the charter of the Company:

Shareholder                             Number of Shares       Percentage

Association of Native Peoples                 5,280              6.60000
Geometal                                     14,345             17.93125
Magadan Gold                                  5,280              6.60000
Elektrum                                      7,840              9.80000
Rossiisky Kredit Commercial Bank              4,800              6.00000
Dukat                                         2,455              3.06875
Cyprus Magadan                               40,000             50.00000

Total                                        80,000            100.00000

The only issued shares of the Company axe registered shares. Them axe no options, warrants or instruments convertible into shares or other agreements relating to the existing shares of the Company or for the issuance of additional shares of any class or description of the Company, except for the Foundation Agreement. No person has any right (other than as a shareholder or in res of the Tranche 2 Loan and the OPIC Tranche 2 Loan) to share in the profits of the Company.

(c) As of the date of this Agreement, the Directors of the Company are I.S. Rosenblum, A.I. Nevolin, R.A. Kauffman, S.W. Harapiak, L.D. Clark and V.P. Krachavets, the General Manager of the Company is S.W. Harapiak the ViceGeneral Manager of the Company is Valery Glazatov, the Financial Manager of the Company is Sergey Trofimov and the Chief Accountant of the Company is Elena Ryzhaikina.

(d) The balance sheet of the Company as at 1 January 1995 and the related statement of profit and loss of the Co any for the Financial Year ending on that date, certified by the Chairman of the Board of Directors of the Company, fairly and accurately present the financial condition of the Company as of the date of such balance sheet and were prepared in conformity with Generally Accepted Accounting Principles in Russia. The Company had, as of the date of such balance sheet, no material contingent obligatio ns, liabilities for taxes or unusual forward or long term commitments not disclosed by, or reserved against in, such balance sheet or the notes thereto. Since the date of such balance sheet, the Company has not suffered any change in its business prospects or financial condition which has a Material Adverse effect, incurred any substantial or unusual loss or liability or undertaken or agreed to undertake any substantial or unusual obligation (except under the Financing Agreements and the Project Agreements), in any such case, of a type which would appear on the Financial Statements in accordance with Generally Accepted Accounting Principles in the United States.

(e) The Company owns, free of all Liens other than Permitted Liens, all of its assets (including real property, personal property, intellectual property and any other assets the ownership of which is reflected on its most recent balance sheet referred to in Section 2.02(d) or which are referred to in the Security Documents, but excluding the Kubaka Field and the Evenskoye Field which the Company has the exclusive right to use pursuant to the License for the purposes of commercial development of the

Kubaka Field and exploration and subsequent development of the Evenskoye Field) that have a book value in excess of $10,000 equivalent each. The Company's assets axe not subject to any Lien, and the Company is not subject to any contract, arrangement or statute, whether conditional or unconditional, pursuant to which any such Lien may be created, except for Permitted Liens. The Company's assets axe insured against such risks and in such amounts as are customary internationally for businesses of a like nature.

(f) As of the date hereof, the Company is not a party to, or committed to enter into, any agreement, other than the Financing Agreements and the Project Agreements, that would or might affect the judgment of a prospective lender.

(g) The Company is not in violation of any material statute, law, regulation, judgment, rule, order or decree presently in effect. which is applicable to the Company or its assets. To the best of the Company!s knowledge after due inquiry, no statute, law, rule, regulation or decree has been proposed and no judgment or order is expected which may have a Material Adverse Effect. All tax returns and reports of the Company required by law to be filed have been duly filed and all tax assessments, fees and other governmental charges upon the Company, its properties and its income, which are due and payable, have been paid, other than those currently payable without penalty or interest. The Company is not in default under any agreement, obligation or duty to which it is a party or by which it or any of its properties or assets is bound and there exists no Event of Default and no Potential Event of Default.

(h) To the best of the Company's knowledge after due inquiry, the Company and its businesses, operations, assets, equipment, property, leaseholds and other facilities are in compliance with the Environmental Standards. AS of the date of this Agreement, the Company has been issued all permits, licenses, certificates and approvals then required under applicable law relating to, and, except as disclosed to the Bank in writing, has received no material complaint, order, directive, citation or notice from any governmental authority or any other material public complaint with to, (1) air emissions, (2) discharges to surface water or ground water, (3) noise emissions, (4) solid or liquid waste disposal,
(5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes, or (6) other environmental, health or safety matters.

(i) The Company is not engaged in nor, to the best of its knowledge, threatened by, any litigation, arbitration or administrative proceeding, the outcome of which may reasonably be expected to have a Material Adverse Effect.

Section 2.03.    Representations as to the Financing and Project Agreements

      The Company represents and warrants as follows:

(a) The Company has the corporate power to enter into and perform this Agreement and the other Financing Agreements and Project Agreements to which it is a party.

(b) This Agreement has been, and the other Financing Agreements and Project Agreements to which the Company is a party when executed and delivered will have been, duly authorized by the Company. This Agreement has been duly executed by the Company and this Agreement constitutes, and the other Financing Agreements and Project Agreements to which the Company is a party when executed and delivered (in the case of the Notes and the promissory notes issued under the OPIC Finance Agreement, for value) will const itute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms. The making of this Agreement and the other Financing Agreements and Project Agreements and the compliance with the terms thereof (1) will not result in violation of the Company's Charter or any provision contained in any statute, law, role, regulation, judgement, decree or order applicable to the Company, (2) will not conflict with or result in the breach of any provision of, or require any consent under, or result in the imposition of any Lien under, any agreement or instrument to which the Company is a party or by which the Company or any of its assets is bound, and (3) will not constitute a default or an event that, with the giving of notice or the passing of time or both, would constitute a default under any such agreement or instrument.

(c) As of the date of this Agreement, no governmental licenses, approvals, consents, CUings or registrations axe required for the due execution, delivery or performance by the Company of this Agreement, any other Financing Agreement or any Project Agreement, or the validity or enforceability thereof, except for
(1) the authorization of the Central Bank of Russia for the incurrence and repayment of the Indebtedness incurred under this Agree eat and the OPIC Finance Agreement and the establishment and operat ion of the Offshore Bank Account as contemplated herein, (2) registration of the Enterprise Mortgage with the Local Registration on Chamber and the State Registration Chamber attached to the Ministry of the Economy of the Russian Federation, (3) registration of the Immovables Mortgage with the local and registry and the municipal department which registers buildings, (4) those listed in Schedule X, (5) the major construction, environmental and operating and listed in Schedule V, and (6) other construction, environmental and operating permits and approvals not fisted in Schedule V which are routinely issued in the course of designing, constructing and operating the Project and which there is no reason to believe the Company will not be able to obtain at the time such permits and approvals are needed for the Project.

(d) This Agreement constitutes a direct, unconditional and secured general obligation of the Company and ranks in priority of payment at least pari passu
                                                                    ---- -----
with all other present and future indebtedness of the Company.

(e) Each Security Document (other than the Immovables Mortgage and the Enterprise Mortgage) will, when executed and delivered and when the documents, recordings, filings, notifications and registrations listed in Schedule X have been executed or made, constitute a valid and completed security interest in, and a Lien of first priority on, the collateral covered by such Security Document, securing payment of all principal, interest and other amounts payable by the Company under this Agreement, the OPIC Finance Agreement and the other Financing Agreements, which security interest and Lien will rank senior to all other security interests and Liens on such collateral other than Permitted Liens. The Company is not a party to any other security agreement or instrument creating or purporting to create a security interest in and Lien on such collateral.

(f) Each of the License, the Management Agreement and the Marketing Agreements is in full force and effect without material modification from the form referred to in Section 1.01. There has occurred no breach, and no event which with the giving of notice or the passing of time or both would constitute a breach, by the Company of any such Project Agreement. The Company has no knowledge of any breach, or event which with the giving of notice or the passing of time or both would constitute a breach, by any other party of any such Project Agreement.

(g) All permits, licenses, trademarks, patents and agreements with respect to the usage of technology and other intellectual property necessary for the Project have been obtained and are in full force and effect. All utility services necessary for the Project, including, to the extent necessary, water supply, storm and sanitary sewer, gas, electric and telephone services and facilities, are available or will be made available to the Project and arrangements in respect thereof have been made on commercially reasonable terms.

Section 2.04.    Acknowledgement and Warranty

      The Company acknowledges that it has made the representations referred to in Sections 2.01, 2.02 and 2.03 with the intention of persuading the Bank to enter into thin Agreement and that the Bank has entered into this Agreement on the basis of, and in full reliance on, each of such representations. The Company has no knowledge of any additional facts or matters which would or might reasonably affect the judgment of a prospective lender regarding leading to the Company. The Company warrants to the Bank that each of such reputations is true and correct in all material respects as of the date of thin Agreement and that none of them omits any matter the omission of which makes any of such representations misleading.

                              ARTICLE III - LOAN

Section 3.01.    Amount and Currency

      Subject to the terms and conditions of this Agreement, the Bank agrees to lend to the Company, and the Company agrees to borrow from the Bank, a Loan in an amount not to exceed $47,500,000 made up of:

(a)   the Tranche 1 Loan in an amount not to exceed $42,500,000; and

(b)   the Tranche 2 Loan in the amount of $5,000,000.

Section 3.02.    Interest

      Except as otherwise provided under Section 3.11, interest on the Loan shall be determined, and the Company shall pay interest on the Loan, as follows:

(a) The principal amount of the Loan from time to time outstanding (or, in the case of the first Interest Period in respect of each Disbursement, the principal amount of such Disbursement from time to time outstanding) shall bear interest during each Interest Period, calculated in accordance with this Section:

       (1) in the case of the Guaranteed Portion of the Loan, at the Interest Rate for such Interest Period with respect to the Guaranteed Portion of the Loan;

       (2) in the case of the Unguaranteed Portion of the Tranche 1 Loan, at the Interest Rate for such Interest Period with respect to the Unguaranteed Portion of the Tranche 1 Loan; and

       (3) in the case of the Unguaranteed Portion of the Tranche 2 Loan, at the Interest Rate for such Interest Period with respect to the Unguaranteed Portion of the Tranche 2 Loan.

(b) Interest shall accrue from day to day, be pro-rated on the basis of a 360-day year for the actual number of days in the relevant Interest Period and be due and payable on the Interest Payment Date which is the last day of the relevant Interest Period; provided that, if, on such Interest Payment Date, the Company is not permitted, pursuant to Section 6.08(c)(3) or 6.08(c)(4), to make payments of management fee to Cyprus Magadan under the Management Agreement, interest on the Unguaranteed Portion of the Tranche 2 Loan shall, to the extent accruing at a rate exceeding the rate specified in Section 3.02(c)(3)(A), be due and payable by the Company only at such time as the Company is no longer prohibited, pursuant to Section 6.08(c)(3) or 6.08(c)(4), from making such payments of management fee.

(c)   The Interest Rate for each Interest Period shall be:

       (1) with respect to the Guaranteed Portion of the Loan, the sum of the Margin for the Guaranteed Portion of the Loan and the Interbank Rate for such Interest Period;

       (2) with respect to the Unguaranteed Portion of the Tranche I Loan, the sum of the Margin for the Unguaranteed Portion of the Loan and the Interbank Rate for such Interest Period; and

       (3) with respect to the Unguaranteed Portion of the Tranche 2 Loan, the greater of (A) the sum of the Margin for the Unguaranteed Portion of the Loan and the Interbank Rate for such Interest Period, and (B) to the extent that funds are available in the Revenue Subaccount on the relevant Interest Payment Date or on the next succeeding Interest Payment Date for the purpose of paying interest in accordance with Section 5.12(d)(5), 14% per annum.

(d) On each Interest Determination Date, the Bank shall, in accordance with this Section, determine the Interest Rates applicable for the relevant Interest Period and promptly give notice thereof to the Company. Each determination by the Bank of the Interest Rates shall be final and conclusive and shall be binding upon the Company unless shown by the Company to the satisfaction of the Bank that any such determination has involved any error.

Section 3.03.  Disbursements

(a) The Loan shall be disbursed by the Bank from time to time on any Business Day during the Commitment Period upon the Company's application therefor in the form of Schedule W and in substance satisfactory to the Bank, an original of which shall be delivered to the Bank at least 15 Business Days prior to the proposed date of the Disbursement.

(b) Disbursements of the Tranche 1 Loan shall be made in amounts (except with respect to the last such Disbursement) of not less than $5,000,000 and in integral multiples thereof. The Tranche 2 Loan shall be disbursed in a single Disbursement in the amount of $5,000,000.

(c) Against each Disbursement, the Company shall deliver to the Bank an original promissory note in the form of Schedule N and in substance satisfactory to the Bank.

Section 3.04.  Suspension and Cancellation

(a) From time to time while the all is being disbursed, the Bank may, by notice to the Company, suspend or cancel the right of the Company to further Disbursements as follows:

     (1) if the first Disbursement shall not have been made by the date 12 months from the date hereof, or such other date as may be agreed by the parties hereto; or

     (2) if the Board of Governors of the Bank shall have decided in accordance with Article 8, paragraph 3, of the Agreement Establishing the Bank that access by the Russian Federation to Bank resources should be suspended or otherwise modified.

Upon the giving of such notice, the right of the Company to further Disbursements shall be suspended or cancelled as indicated in the notice. The exercise by the Bank of the right of suspension shall not preclude the Bank from exercising its right of cancellation as provided in this Section 3.04(a), either for the same or another reason, and shall not limit any other provision of this Agreement.

(b) From time to time while the Loan is being disbursed, the Bank may, by notice to the Company, suspend the right of the Company to further Disbursements as follows:

     (1) if an Event of Default or a Potential Event of Default shall have occurred and be continuing, or if the Event of Default specified in Section 7.01(e) shall, in the reasonable opinion of the Bank, be imminent;

     (2) if at any time there shall have occurred a change of circumstances which, in the reasonable opinion of the Bank, has a Material Adverse Effect; or

     (3) if OPIC shall have suspended the fight of the Company to further disbursements of the OPIC Loan.

Upon the giving of such notice, the fight of the Company-to further Disbursements shall be suspended for so long as such event shall, in the opinion of the Bank, be continuing. The exercise by the Bank of the fight of suspension shall not preclude the Bank from exercising its fight of cancellation as provided in Section 3.04(a) and shall not limit any other provision of this Agreement.

(c) At any time, the Company may, by not less than 30 days' prior written notice to the Bank, cancel in whole or in part the fight of the Company to further Disbursements of the Tranche 1 Loan and in whole but not in part the fight of the Company to the Disbursement of the Tranche 2 Loan, provided that:

     (1) all accrued commitment charge on the principal mount of the Loan to be cancelled is paid at the same time;

     (2) in the case of partial cancellation of the Tranche 1 Loan, such cancellation shall be in an amount of not less than $1,000,000;

     (3) a notice from the Company of cancellation of the Tranche 2 Loan shall be deemed also to constitute notice of cancellation in full of the Tranche 1 Loan;

     (4) the Company shall simultaneously cancel its fight to further disbursements of a pro rata amount of the OPIC Tranche 1 Loan and the OPIC Tranche 2 Loan; and

     (5) the Company shall pay to the Bank on the date of cancellation a cancellation administrative fee of 0.125 % of the principal amount of the Loan to be cancelled.

Upon termination of the Commitment Period, the Company shall be deemed to have cancelled any then undisbursed portion of the Loan and shall pay to the Bank on the date of such termination the cancellation administrative fee referred to above. Amounts of the Loan which are cancelled by the Company may not be reinstated.

Section 3.05.  Commitment Charge and Commission

(a) The Company shall pay to the Bank a commitment charge which shall be at the rate of 0.5 % per annum on so much of the Loan as shall not, from time to time, have been cancelled by the Bank or the Company or disbursed to the Company. The commitment charge shall accrue from day to day from the date which is 30 days after the date of this Agreement. The commitment charge shall be prorated on the basis of a 360-day year for the actual number of days elapsed in the relevant period. The commitment charge shall be payable on Interest Payment Dates (even though no interest may be payable on such date), the first such payment to be due on the first Interest Payment Date after the date hereof.

(b) The Company shall also pay to the Bank a front-end commission in an amount as separately agreed between the Company and the Bank in a letter agreement dated the date hereof, to be paid within 30 days after the date of this Agreement, but in any event before any Disbursement.

Section 3.06.  Repayment

(a)  The Company shall repay the Loan to the Bank as follows:

     (1) The Tranche 1 Loan shall be repaid in eight equal (or as nearly equal as possible) semi-annual installments on 15 December 1997, 15 June 1998, 15 December 1998, 15 June 1999, 15 December 1999, 15 June 2000, 15 December 2000 and 15 June 2001.

     (2) The Tranche 2 Loan shall be repaid in full in a single installment in the amount of $5,000,000 on 15 December 2001.

(b) The dates for payment of principal of the Loan are intended to coincide with the relevant Interest Payment Dates. If, in any case, the corresponding Interest Payment Date is affected by the proviso to the definition of "Interest Payment Date", then the corresponding date for payment of principal set out in
Section 3.06(a) shall be changed to coincide with the relevant Interest Payment Date.

Section 3.07.  Voluntary and Mandatory Prepayment

(a) In addition to the prepayment rights set out in Section 3.11(c), the Company shall have the right at any time, on not less than 45 days' notice to the Bank, to prepay, on any Interest Payment Date, all or part of the principal amount of the Tranche 1 Loan then outstanding and all, but not part only, of the principal amount of the Tranche 2 Loan then outstanding; provided that:

     (1) all accrued interest and Increased Costs (if any) on the principal amount of the Loan to be prepaid and all other amounts due hereunder are paid at the same time;

     (2) in the case of partial prepayment of the Tranche 1 Loan, such prepayment shall be in an amount of not less than $1,000,000 and shall be applied to prepay the outstanding repayment installments of the Tranche I Loan in inverse order of maturity;

     (3) the Company shall not prepay the Tranche 2 Loan unless the Tranche 1 Loan has been repaid (or, as the case may be, prepaid) in full;

     (4) the Company shall simultaneously prepay a pro rata amount of the OPIC Tranche 1 Loan and the OPIC Tranche 2 Loan; and

     (5) in the case of prepayment of the Tranche 2 Loan, the Company shall pay the Bank, on the date of prepayment, a prepayment charge equal to the following percentage of the principal amount of the Tranche 2 Loan to be prepaid:

              Date of Prepayment                               Percentage
              On or prior to December 1997                        44
              June 1998                                           40
              December 1998                                       35
              June 1999                                           30
              December 1999                                       25
              June 2000                                           20
              December 2000                                       13
              June 2001                                           7

Upon delivery of such notice, the Company shall be obligated to effect prepayment in accordance with the terms thereof.

(b) On each Repayment Date for the Tranche 1 Loan, the Company shall prepay the Tranche 1 Loan and the OPIC Tranche 1 Loan in an aggregate principal amount equal to:

     (1) 50 % of the Excess Cash Flow for the Interest Period preceding the Interest Period then ending, if, on the date 60 days prior to such Repayment Date, the Loan Life Debt Service Coverage Ratio is less than 2.0; or

     (2) 30 % of the Excess Cash Flow for the Interest Period preceding the Interest Period then ending, otherwise;

or, if less, the aggregate principal amount of the Tranche 1 Loan and OPIC Tranche 1 Loan then outstanding, provided that:

           (A) the Company shall not be required to pre-pay the Tranche 1 Loan and the OPIC Tranche 1 Loan pursuant to this Section 3.07(i) in an aggregate amount exceeding $9,000,000 during any 12-month period;

           (B) such prepayment shall be applied to prepay the Tranche 1 Loan and the OPIC Tranche 1 Loan pro rata in accordance with the principal amounts thereof then outstanding;

           (C) such prepayment shall be applied to prepay the outstanding repayment instalments of the Tranche 1 Loan in inverse order of maturity; and

           (D) no prepayment charge shall be payable in respect of such prepayment.

Not less than 45 days prior to each Repayment Date, the Company shall furnish to the Bank a certificate setting forth, in a form satisfactory to the Bank and with sufficient detail and information as may be required by the Bank, the Company's calculation of the Excess Cash Flow for the Interest Period preceding the Interest Period ending on such Repayment Date and the amount of the mandatory prepayment of the Tranche 1 Loan required to be made by the Company on such Repayment Date. Such certificate shall be accompanied by such supporting documentation as the Bank may request.

(c) In the event that the assets comprising the Project become an actual, constructive, compromised or arranged total loss, the Company shall, at the request of the Bank, forthwith prepay in full the aggregate principal amount of the Loan and the OPIC Loan then outstanding, together with all accrued interest and Increased Costs (if any) thereon and all other amounts payable hereunder and under the OPIC Finance Agreement and the other Financing Agreements. In the event that all or any portion of the tangible assets comprising the Project shall otherwise have been lost, damaged or destroyed and, in accordance with the provisions of the Insurance Assignment, the Project Lenders shall have retained the proceeds of any related claim under any insurance policy as additional security for amounts payable to the Project Lenders under the Financing Agreements, the Company shall, at the request of the Bank, forthwith prepay the Loan and the OPIC Loan in an aggregate principal amount equal to the amount of such proceeds or, if less, the aggregate principal amount of the Loan and the OPIC Loan then outstanding, together with all accrued interest and Increased Costs (if any) on the principal amount of the Loan and the OPIC Loan to be prepaid, provided that:

     (1) such prepayment shall be applied to prepay the Loan and the OPIC Loan pro rata in accordance with the principal amounts thereof then outstanding; and

     (2) in the case of partial prepayment of the Tranche 1 Loan, such prepayment shall be applied to prepay the outstanding repayment installments of the Tranche 1 Loan in inverse order of maturity.

No prepayment charge shall be payable in respect of any such prepayment.

(d)  Amounts of the Loan prepaid by the Company may not be reborrowed.

Section 3.08.  Payments

(a) Payments of principal, interest, commitment charge, from-end commission, prepayment administrative fee, prepayment charge, default interest and any other amount due to the Bank under thin Agreement shall be made in Dollars, for value on the date one New York Banking Day prior to the due date, at such bank or banks in New York, New York, as the Bank shall from time to time designate.

(b) The sums to be disbursed by the Bank to the Company hereunder shall be payable in Dollars in New York, New York, for value on the date of the Disbursement, to the account of the Bank for the benefit of the Company. In the case of such sums disbursed by the Bank to the Company to pay interest due and payable on the Loan or commitment charge, the Company hereby irrevocably authorizes and instructs the Bank to apply such sums in payment of such interest and commitment charge. In the case of all other such sums, the Company hereby irrevocably authorizes and instructs the Bank, at the Company's expense, to transfer such sums to the Disbursement Subaccount.

(c) If any date for any payment under this Agreement shall not be a New York Banking Day, then such payment shall be made on the next succeeding New York Banking Day and interest (or commitment charge) shall continue to accrue until such next succeeding New York Banking Day.

(d) The Bank shall have the right, to the fullest extent permitted by law, to apply any amount on deposit or account with the Bank or any of its branches, Subsidiaries or Affiliates to or for the credit of the Company in any currency and whether or not matured, in reduction of amounts past due hereunder, whether or not the Bank shall have demanded payment hereunder. The Bank may deduct from any Disbursement any fees and expenses then due and payable by the Company to the Bank under this Agreement or any other Financing Agreement and the credit advice of the Bank shall reflect such deduction.

Section 3.09.  Insufficient Payments

(a) If the Bank shall at any time receive less than the full amount then due and payable to it under this Agreement, the Bank shall allocate and apply such payment in the following order: first, against costs, expenses and indemnifies; second, against front-end commission, commitment charge and other fees, commissions and charges; third, against default interest, if any; fourth, against interest due on the Loan (other than interest on the Unguaranteed Portion of the Tranche 2 Loan to the extent exceeding interest accruing at the rate specified in Section 3.02(c)(3)(A)), fifth, against principal of the Tranche 1 Loan then due and payable; sixth, against principal of the Tranche 2 Loan then due and payable; seventh, against interest due on the ; Unguaranteed Portion of the Tranche 2 Loan to the extent exceeding interest accruing at the rate specified in Section 3.02(c)(3)(A); eighth, against prepayment of the Tranche 1 Loan; and, ninth, against prepayment of the Tranche 2 Loan.

(b) The obligation of the Company to make payments in Dollars in accordance with Section 3.08(a) shall not be deemed to have been novated, discharged or satisfied by any tender of (or recovery under judgement expressed in) any currency other than Dollars, except to the extent to which such tender (or recovery) shall result in the effective payment of such aggregate amount in Dollars at the place specified pursuant to this Agreement and, accordingly, the amount (if any) by which such tender (or recovery) shall fall short of such aggregate amount shall be and remain due to the

Bank as a separate obligation, unaffected by judgment having been obtained (if such is the case) for and other amounts due under or in respect of this Agreement.

Section 3.10.  Default Interest

(a) If the Company fails to pay any amount payable by it under this Agreement, the overdue amount shall bear interest at the relevant Default Interest Rate, calculated in accordance with this Section.

(b) Default interest in respect of the Loan shall (1) accrue from day to day from the due date to the date of actual payment, after as well as before judgment, (2) be prorated on the basis of a 360-day year for the actual number of days in the relevant Default Interest Period, (3) be compounded at the end of each Default Interest Period, and (4) be payable upon demand.

(c) Except as provided in Section 3.10(d), the Default Interest Rate for any overdue amount shall be the sum of (1) 2 % per annum, (2) in the case of the Guaranteed Portion of such overdue amount, the Margin for the Guaranteed Portion of the Loan and, in the case of the Unguaranteed Portion of such overdue amount, the Margin for the Unguaranteed Portion of the Loan, and (3) the rate of interest offered in the London interbank market for a deposit in Dollars of an amount comparable to the overdue amount for a period equal to the Default Interest Period for such overdue amount; provided, however, that, if the Bank determines that deposits in Dollars are not being offered in the London interbank market in such amounts or for such period, the Default Interest Rate shall be determined by reference to the cost of funds to the Bank from whatever sources it selects.

(d) If the overdue amount is of principal of the Loan and has become due on a date other than an Interest Payment Date, the first Default Interest Period with respect to such overdue amount shall end on the next Interest Payment Date and the Default Interest Rate during such period shall be the sum of (1) 2% annum, and (2) the Interest Rate applicable to that amount immediately before it became due.

(e) Each determination by the Bank of the Default Interest Period and the Default Interest Rate shall be final and conclusive and shall be binding upon the Company absent manifest error.

Section 3.11.  Increased Costs

(a) On each Interest Payment Date, the Company shall pay, in addition to interest on the Loan, such amount, if any, which the Bank may notify to the Company as being the aggregate of the Increased Costs accrued and unpaid prior to such Interest Payment Date.

(b) For the purposes of this Agreement, the following terms shall have the following meanings:

     (1) "Increased Costs" means the amount of any net incremental costs to the Bank of making or maintaining the Loan, evidence of which shall be provided to the Company in an Increased Costs Certification, which result from:

           (A) any change in applicable law or regulations or in the interpretation thereof by any governmental or regulatory authority charged with the administration thereof; and/or

           (B) any compliance with any request from, or requirement of, any central bank or other monetary or other authority;

     which in either case, subsequent to the date of this Agreement, shall:

                 (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against assets held by, or deposits with or for the account of, or loans by, the Bank;

                 (ii) impose a cost on the Bank as a result of its having made the Loan or reduce the rate of return on the overall capital of the Bank which it would have been able to achieve if it had not made the Loan;

                 (iii) change the basis of taxation on payments received by the Bank in respect of the Loan otherwise than by a change in taxation of the overall net income of the Bank; or

                 (iv) impose on the Bank any other condition regarding the making or maintaining of the Loan.

     (2) "Increased Costs Certification" means a certification furnished by the Bank, within 90 days of the incurrence of any cost certified therein, certifying:

           (A)   the circumstances giving rise to the Increased Costs;

           (B)   that such net costs have increased;

           (C) that, in the opinion of the Bank, it has exercised reasonable efforts to minimize or eliminate such increase; and

           (D)   the amount of the Increased Costs.

(c) Notwithstanding anything in Section 3.07, the Company shall have the right on any Interest Payment Date, upon not less than 30 days' prior written notice to the Bank (which notice shall be irrevocable and shall bind the Company to make the prepayment specified below) and upon payment of all accrued interest and Increased Costs (if any) on the amount to be prepaid and any costs, losses and expenses in accordance with Section 3.13 (but without any prepayment charge or prepayment administrative fee), to prepay that portion of the Loan on which the Bank informs the Company that Increased Costs are then being charged.

Section 3.12.  Taxes

     The Company shall pay or cause to be paid all present and future taxes, duties, fees and other charges of whatsoever nature, if any, now or at any time hereafter levied or imposed by the Government of the Russian Federation, or by any department, agency, political subdivision or taxing or other authority thereof or therein or by any organization of which the Russian Federation is a member, on or in connection with the payment of any and all amounts due under this Agreement (other than taxes levied on the overall net income of the Bank). All payments of principal, interest and other amounts due to the Bank under this Agreement shall be made without set-off or counterclaim and free and clear of, and without deduction for or on account of, any such taxes, duties, fees or other charges; provided, however, that, in the event that the Company is prevented by operation of law or other from paying or causing to be paid such taxes, duties, fees or other charges, the principal or (as the case may be) interest or other amounts.due under this Agreement shall be increased to such amount as may be necessary to yield and remit to the Bank the full amount it would have received had such payments been made without deduction of such taxes, duties, fees or other charges.

Section 3.13.  Unwinding Costs

(a) Upon request by the Bank, the Company shall pay to the Bank any costs, expenses and losses incurred by the Bank as a result of:

     (1) any failure by the Company to pay any amount payable under this Agreement on its due date;

     (2) any failure by the Company to borrow in accordance with a request for a Disbursement made pursuant to Section 3.02;

     (3) any failure by the Company to make any prepayment in accordance with a notice of prepayment pursuant to Section 3.07 or 3.11(c);

     (4) any prepayment for any reason of all or any portion of the Loan on a date other than an Interest Payment Date; or

     (5)   the occurrence of an Event of Default.

(b) For the purposes of Section 3.13(a), "costs, expenses and losses' shall include, without limitation, any interest paid or payable to carry any unpaid amount and any loss, premium, penalty or expense (excluding lost profit) which may be incurred in liquidating or employing deposits of or borrowings from third parties in order to make, maintain or fund the Loan or any portion thereof (but in the case of a late payment, after taking into account any default interest received under Section 3.10). The Bank shall certify such costs, expenses and losses (including a reasonable description thereof) to the Company.

Section 3.14.  Illegality

     Notwithstanding anything in this Agreement, if, subsequent to the date of this Agreement, any change made in any applicable law or regulation or the interpretation or application thereof by arty governmental authority charged with the administration thereof shall make it unlawful for the Bank to continue to maintain or to fund the Loan, the Company shall, upon request by the Bank (but subject to the approval of the Central Bank of Russia, which the Company agrees to take all reasonable steps to obtain as quickly as possible, if such approval is then required), prepay in full and immediately, the principal amount of the Loan, together with all accrued interest and Increased Costs (if any) thereon and/or, as the case may be, the right of the Company to disbursement of that part of the Loan which shall not theretofore have been disbursed shall terminate immediately.

Section 3.15.  Loan Account

     The Bank shall open and maintain on its books a loan account in the Company's name showing the Disbursements and repayments and prepayments (if any) thereof and the computation and payment of interest, commitment charge and other amounts due and sums paid hereunder. Such loan account shall be conclusive and binding on the Company as to the amount at any time due from the Company hereunder, absent manifest error.

                    ARTICLE IV - CONDITIONS OF DISBURSEMENT

Section 4.01.  Conditions of First Disbursement

     The obligation of the Bank tO make the first Disbursement of the Loan shall be subject to the performance by the Company of all its obligations theretofore to be performed under this Agreement and to the fulfilment, in form and substance satisfactory to the Bank, prior to or concurrently with the making of such first Disbursement, of the following further conditions:

(a) Financing Agreements. The following agreements, each in form and substance satisfactory to the Bank, shall have been entered into by the respective parties thereto (if they have not already been entered into) and shall have become (or, as the case may be, shall remain) unconditional and fully effective in accordance with theft respective terms (except for this Agreement having become unconditional and fully effective, if that is a condition of any of such agreements):

     (1)   the OPIC Finance Agreement;

     (2)   the OPIC Funding Documents;

     (3)   the Cyprus Magadan Guaranty;

     (4)   the Cyprus Amax Guaranty;

     (5)   the Security Sharing Agreement;

     (6)   the Cyprus Support Agreement; and

     (7)   the Russian Shareholders Support Agreement;

and the Bank shall have received a duly executed original (or, in the case of the OPIC Finance Agreement and OPIC Funding Documents, a certified copy) of each such agreement.

(b) Project Agreements. The following agreements, each in form and substance satisfactory to the Bank, shall have been entered into by the respective parties thereto (if they have not already been entered into) and shall have become (or, as the case may be, shall remain) unconditional and fully effective in accordance with their respective terms (except for this Agreement having become unconditional and fully effective, if that is a condition of any of such agreements):

     (1)   the License (including the License Agreement);

     (2)   the Construction Contract;

     (3)   the Management Agreement;

     (4)   the Roskomdragmet Agreement;

     (5)   the Rosvneshtorgbank Agreement;

     (6)   the Offshore Bank Account Agreement;

     (7)   the Blocked Account Agreement;

     (8)   the Russian Blocked Account Agreement;

     (9)   the Reclamation Agreement;

     (10)  the Foundation Agreement; and

     (11)  the Memorandum of Understanding;

and the Bank shall have received a certified copy of each such agreement.

(c) Security. The Security shall have been validly created and perfected in a manner satisfactory to the Bank pursuant to the following Security Documents:

     (1)   the Contract Pledge;

     (2)   the Cyprus Magadan Share Pledge;

     (3)   the Enterprise Mortgage;

      (4)  the Equipment Pledge;

      (5)  the Goods Pledge;

      (6)  the Immovables Mortgage;

      (7)  the Insurance Assignment;

      (8)  the Offshore Account Pledge;

      (9)  the Omolon Share Pledge; and

      (10) the Russian Account Pledge;

and the Bank shall have received a duly executed original of each such Security Docent, together with any other documents, recordings, filings, notifications and registrations which am required for the creation, validity, perfection or priority of the Security and the Liens of the Project Lenders in or under the Security Documents as listed in Schedule X.

(d) Charters. The Charter of the Company shall be in form and substance satisfactory to the Bank, and the Bank shall have received certified copies of
(1) the alter of the Company, (2) the certificates of registration on of the Company with the Russian Agency for International Cooperation and Development and the Administration of the Magadan Region, and O) the Char (and, if relevant, the certificates of registration and certificates of good standing) of Cyprus Amax, Cyprus Gold, the Shareholders, the Contractor and, at the request of the Bank, any other parties to the Financing Agreements and Project Agreements, each as amended to date.

(e) Approvals. There shall have been obtained or made all governmental, corporate, creditors', shareholders' and other necessary licenses, approvals, consents, filings and registrations for:

    (1) the financing by the Bank under this Agreement and by OPIC under the OPIC Finance Agreement and any Subordinated Shareholder Loans;

    (2) the carrying on of the business of the Company as it is presently carried on and is contemplated to be carried on in accordance with the Development Plan;

    (3) the construction and operation of the Project and the carrying out of the Financing Plan;

    (4) the due execution and delivery of, and performance under, this Agreement, the Financing Agreements, the Project Agreements and the Security, and any other documents in implementation thereof, by the Company, the Shareholders, the Contractor and the other parties thereto, and the validity and enforceability thereof;

    (5) the establishment and maintenance of the Offshore Bank Account, the Disbursement Subaccount, the Roskomdragmet Sales Subaccount, the Export Sales Subaccount, the Revenue Subaccount and the Cash Collateral Subaccount;

    (6) the sale and export of dore and gold as contemplated by the Development Plan and the Marketing Agreements; and

    (7) the remittance to the Bank or its assigns as provided for in thin Agreement of all monies payable in respect of this Agreement and the Security;

including, without limitation, (A) the authorizations of the persons signing the Financing Agreements and Project Agreements on behalf of the Company, Cyprus Amax, Cyprus Gold, the Shareholders, the Contractor and the other parties thereto to sign such documents and to bind the respective parties thereby, {B) the authorization of the Central Bank of Russia for the incurrence and repayment of the Indebtedness incurred under this Agreement and the OPIC Finance Agreement and the establishment and operation of the Offshore Bank Account as contemplated herein, and (C) the major construction, environmental and operating permits and approvals listed in Schedule V (other than any such construction, environmental operating permit or approval which (i) is not then needed for the Project, (h') because it is premature, cannot then be obtained, and (iii) there is no reason to believe the Company will not be able to obtain at the time such permit or approval is needed for the Project); and the Bank shall have received certified copies of an such licenses, approvals, consents, filings and registrations.

(f) Specimen Signatures. The Bank shall have received (1) the certificate of incumbency and authority referred to in Section 8.04, substantially in the form of Schedule Y, and (2) a certificate of an appropriate officer of Cyprus Amax, Cyprus Gold, each Shareholder, the Contractor and, at the request of the Bank, any other party to the Financing Agreements and Project Agreements certifying the name and specimen signature of each person authorized to sign on behalf of such party the Financing Agreements and Project Agreements to be entered into and performed by such party.

(g) Equity. The Bank shall have received satisfactory evidence that (1) the Shareholders have contributed in a manner satisfactory to the Bank at least $80,000,000 (or the equivalent thereof in other currencies at then current rates of exchange) in paid-in capital to the Company, and (2) the Company has expended, or allocated for expenditure on imports of goods and services, substantially all of such paid-in capital on Project Costs, including a list of Project Costs paid by the Company to Shareholders, which list shall be satisfactory to the Bank.

(h) Insurance. The Bank shall have received the insurance certificate referred to in Section 5.19(d) showing that all insurance policies, certificates and endorsements required to be in effect at such time pursuant to Section 5.03 are in full force and effect.

(i) Development Plan. The Bank shall have received the Development Plan, in form and substance satisfactory to the Bank and the Independent Engineer.

(j) Bank Accounts. The Bank shall have received evidence satisfactory to the Bank that the Offshore Bank Account, the Disbursement Subaccount, the Revenue Subaccount, the Cash CoLlateral Subaccount and the Russian Bank Accounts have been duly established.

(k) Surface Rights. The Bank shall have received evidence satisfactory to the Bank that the Company has been granted all appurtenant surface rights required for the Project.

(1) Auditors Letter. The Bank shall have received a certified copy of a letter to the Auditors from the Company Substantially in the form of Schedule Z.

(m) Process Agent Appointments. The Bank shall have received written confirmations from the agents for service of process appointed by the Company pursuant to Section 8.11Co), by Cypras Magadan pursuant to tiao Cyprus Magadan Guaranty, the Cyprus Support Agreement and the Omolon Sham Pledge, by Cyprus Amax pursuant to the Cyprus Amax Guaranty and the Cyprus Support Agreement, by Cyprus Gold pursuant to the Cyprus Magadan Share Pledge and by the Russ Shareholders pursuant to the Russian Shareholders Support Agreement and the Omolon Share Pledge of their acceptances of such appointments, each substantially in the form of Schedule AA.

(n)  Legal Opinions. The Bank shall have received:

     (1) the favorable opinion of special Russian counsel to the Company acceptable to the Bank regarding such matters incident to the transactions contemplated by thin Agreement as the Bank shall reasonably request, which opinion shall be in form and substance satisfactory to the Bank, together with a reliance opinion thereon of Coudert Brothers, special New York counsel to the Borrower, substantially in the form of Schedule BB;

     (2) the favorable opinion of Coudert Brothers, special English counsel to the Company, substantially in the form of Schedule CC;

     (3) the favorable opinion of Coudert Brothers, special Now York counsel to the Company, substantially in the form of Schedule DD;

     (4) the favorable opinion of Freshfields, special Russian counsel to the Project Lenders, regarding such matters incident to the transactions contemplated by this Agreement as the Bank shall reasonably request, which opinion shall be in form and substance satisfactory to the Bank; and

     (5) the favorable opinion of Freshfields, special English counsel to the Project Lenders, substantially in the form of Schedule EE.

Section 4.02. Conditions for Any Disbursement

    The obligation of the Bank to make any Disbursement shall also be subject to the fulfillment, in form and substance satisfactory to the Bank, of the conditions that, on the date of the Company's request for such Disbursement and on the date of such Disbursement:

(a) Continuing Validity of Documents. All documents and instruments delivered to the Bank pursuant to Section 4.01 shall be in full force and effect.

(b) Representations and Warranties. The representations and warranties confirmed or made by the Company in Article II and all other representations and warranties made by the Company, Cyprus Amax, Cyprus Gold, the Shareholders and the Contractor in the Financing Agreements and the Project Agreements shall be true on and as of such dams with the same effect as though such representations and warranties had been made on and as of such dates.

(c) No Default. No Event of Default and no Potential Event of Default shall have occurred and be continuing and the Company shall not, as a result of such Disbursement, be in violation of its Charter, any provision contained in any agreement or instrument to which the Company is a party (including this Agree eat) or by which the Company is bound or any law, statute, rule, regulation, judgment, decree or order applicable to the Company.

(d) No Material Adverse Change. Nothing shall have occurred which might have a Material Adverse Effect.

(e) No Political Event. No Qualified Political Event and no event that, with the passage of time or otherwise, might become a Qualified Political Event shall have occurred and be continuing and no political violence claim in respect of a material or substantial part of the Company's assets or expropriation claim shall have been made under any contract of insurance issued by OPIC in support of the Project.

(f) Use of Proceeds. The proceeds of such Disbursement shall, at the time of request therefor, be needed by the Company solely for the purpose of financing Project Costs and the Bank shall have received such evidence as to the proposed utilization of the proceeds of such Disbursement and the utilization of the proceeds of any prior Disbursement as the Bank shall reasonably require, including, in the case of any Disbursement which is being used in whole or in part to finance amounts owing under the Construction Contract or any supply or other contract entered into thereunder, the invoice of the Contractor or the relevant supplier.

(g) Disbursement Application. The Bank shall have received the Company's timely Disbursement application substantially in the form of Schedule W.

(h) Note. The Bank shall have received an undated Note evidencing such Disbursement duly executed by the Company.

(i) Development Plan. The Project as developed to date shall conform in all material respects with the detailed description thereof included in the Development Plan for such stage of development, except as otherwise agreed with the Project Lenders.

(j) Cost Overruns. The Bank shall be satisfied, on the basis of the opinion of the Independent Engineer, that the Project Costs (including, without limitation, financing costs) necessary to achieve physical completion of the Project will not exceed by more than $10,000,000 (or the equivalent thereof in other currencies at then current rates of exchange) the total amount thereof set forth in Section 2.01(a) or, if the Bank is not so satisfied as a result of delay in completion or otherwise, the Bank shall h ave received satisfactory evidence that the Shareholders have contributed not less than 50 % of the full amount of such excess in paid-in capital or Subordinated Shareholder Loans to the Company and that the Company has expended 100% of such paid-in capital and Subordinated Shareholder Loans on the Project.

(k) Tranche 2 Loan. In the case of any Disbursement of the Tranche 1 Loan, the Tranche 2 Loan shall have previously been disbursed in full in the amount of $5,000,000.

(1) Other. The Ball shall have received such other documents and opinions as the Bank may reasonably request.

Section 4.03. Pari Passu Disbursement

      Notwithstanding anything provided in the Agreement, the obligation of the Bank to make any Disbursement shall also be subject to the condition that the total amount of the Loan disbursed by the Bank shall not at any time exceed by more than $5,000,000 the amount of the OPIC Loan theretofore or contemporaneously disbursed by OPIC under the OPIC Finance Agreement.

                       ARTICLE. V- AFFIRMATIVE COVENANTS

      Unless the Bank shall otherwise agree in writing:

Section 5.01. Project Implementation

     The Company shall carry out the Project substantially in accordance with the Development plan and cause the financing specified in the Financing Plan to be applied exclusively to the Project.

Section 5.02. Maintenance and Conduct of Business

(a) The Company shall (1) maintain its corporate existence in compliance with all applicable laws and regulations, (2) conduct its business efficiently, in accordance with sound engineering, financial and business practices, in a good workmanlike manner, with due regard for the environment and in compliance with all applicable statutes, laws, regulations, rules, orders and decrees of the Russian Federation and any other applicable jurisdiction, (3) keep and maintain all of its assets required for the Project in good repair, working order and condition, and (4) ensure that the Project is constructed, maintained and operated in accordance with good international practices in the gold mining industry. Without limiting the foregoing, the Company shall comply with the Environmental Standards and its obligations under the Reclamation Agreement.

(b) Without limiting the foregoing, the Company shall (1) observe all applicable laws relating to the minimum age of employment of children, minimum wages, hours of work and occupational health and safety, (2) not take any action to prevent its employees from lawfully exercising their rights of association and to organize and bargain collectively, and (3) not utilize forced labor.

Section 5.03. Insurance

    The Company shall keep its properties and business insured with financially sound and reputable insurers against loss or damage in accordance with the requirements of Schedule FF.

Section 5.04. Accounting

    The Company shall promptly and diligently install, and thereafter maintain, an accounting and cost control system satisfactory to the Bank and maintain books of account and other records adequate to reflect truly and fairly the financial condition of the Company and the results of its operations (including the progress of the Project) in conformity with Generally Accepted Accounting Principles. The Company shall maintain Price Waterhouse, or such other firm of independent public accountants as may be acceptable to the Bank, as Auditors of the Company and authorize, by letter substantially in the form of Schedule Z, the Auditors to communicated directly with the Bank at any time regarding the Company's accounts and operations. The Bank shall provide notice to the Company of any intended communications with the Auditors and, for the purpose of minimizing expenses, shall, in the case of any requested information, give the Company a reasonable opportunity to provide such information directly to the Bank, provided that, if the Bank is not satisfied with the response of the Company to its request for information, the Bank may communicate directly with the Auditors.

Section 5.05. Continuing Governmental and Other Approvals

      The Company shall obtain or make, and shall maintain in force (or, where appropriate, renew), all governmental, corporate, creditors', shareholders' and other necessary licenses, approvals, consents, filings and registrations required for the purposes described in Section 4.01(e) (other than any construction, environmental or operating permit or approval which (i) is not then needed for the Project, (ii) because it is premature, cannot then be obtained, and (iii) there is no reason to believe the Company will not be able to obtain at the time such permit or approval is needed for the Project), and comply in all material respects with all conditions and obligations to which such licenses, approvals, consents, filings and registrations may be subject.

Section 5.06. Security

      The Company shall, at its own cost, create, perfect and maintain (or, where appropriate, renew) the Security in a manner satisfactory to the Bank and take all actions requested by the Bank which are necessary to ensure that the Liens created by the Security Documents constitute valid and perfected Liens of first priority over the collateral purported to be covered thereby, securing payment of all obligations of the Company under this Agreement and the other Financing Agreements and ranking senior to the claims of all third parties other than claims secured by Permitted Liens.

Section 5.07. Compliance with Other Obligations

      The Company shall comply with all agreements to which it is a party or by which it or any of its properties or assets is bound.

Section 5.08. Taxes; Stamp Duties

(a) The Company shall pay when due all of its taxes, rates, charges and assessments, including without limitation any taxes, rates, charges and assessments against any of its properties, other than taxes, rates, charges or assessments which are being contested in good faith and by proper proceedings and as to which adequate reserves have been set aside for the payment thereof. The Company shall make timely filings of all tax returns and governmental reports required to be filed or submitted under any applicable law or regulation.

(b) The Company shall pay all taxes (including stamp taxes), duties, fees or other charges payable on, or in connection with, the execution, issue, delivery, registration or notarization of this Agreement, any other Financing Agreement, any Project Agreement and any other documents related to this Agreement. Upon notice from the Bank, the Company shall reimburse the Bank or its assigns for any such taxes, duties, fees or other charges paid by the Bank or its assigns thereon.

Section 5.09. Project Agreements

(a) The Company shall maintain all Project, Agreements and Financing Agreements to which the Company is a party in full force and effect without material modification and perform its obligations under, and not commit any material breach of or default under, any such Project Agreement.

(b) The Company shall not terminate, amend in any material respect or grant any material waiver in respect of any provision of any of the Project Agreements or Financing Agreements to which it is a party, or consent to any assignment of any Project Agreement by any other party thereto; provided that the Bank shall not unreasonably withheld its consent to a termination of a Project Agreement if the Company enters into a substitute agreement in form and substance satisfactory to the Bank with a third party acceptable to the Bank and grants to the Project Lenders a security interest in all of its rights, interests and benefits under such substitute agreement pursuant to an amendment to the Contract Pledge in form and substance satisfactory to the Bank, in which case such substitute agreement shall become a Project Agreement hereunder.

Section 5.10. Offshore Bank Account

    The Company shall establish and maintain a bank account denominated in Dollars at the principal London branch of Citibank, N.A. (the "Offshore Bank Account"), which account shall be pledged to Moscow Narodny Bank Limited, as security trustee for the Project Lenders, as security for all amounts payable by the Company under this Agreement, the OPIC Finance Agreement and the other Financing Agreements. The Company shall maintain five subaccounts of the OffShore Bank Account designated as the Disbursement Subaccount, the Roskomdragmet Sales Subaccount, the Export Sales Subaccount, the Revenue Subaccount and the Cash Collateral Subaccount.

Section 5.11. Disbursement Subaccount

    All Disbursements under this Agreement and all disbursements under the OPIC Finance Agreement shall be deposited into the Disbursement Subaccount. Amounts in the Disbursement Subaccount may be withdrawn by the Company without the prior approval or authorization of the Bank only for the purpose of paying Project Costs in accordance with the Development Plan and the annual capital expenditure and operating budgets approved by the Bank pursuant to Section 5.18.

Section 5.12. Sales and Revenue Subaccounts

(a) The Company shall ensure that all amounts paid to the Company by Roskomdragmet under the Roskomdragmet Agreement in currencies other than Roubles are deposited into the Roskomdragmet Sales Subaccount, and (2) upon release of such amounts in accordance with Article 9 of the Roskomdragmet

Agreement and with the Blocked Account Agreement, such mounts are transferred from the Roskomdragmet Sales Subaccount to the Revenue Subaccount. Amounts may be withdrawn from the Roskomdragmet Sales Subaccount only for the purpose of transferring such amounts to the Revenue Subaccount or paying such amounts back to Roskomdragmet in accordance with Article 9.2(a) of the Roskomdragmet Agreement and with the Blocked Account Agreement. The Company shall not withdraw funds from the Roskomdragmet Sales Subaccount for any other purpose without the prior written consent of the Bank.

(b) The Company shall ensure that all amounts paid to the Company in respect of the sale of dore outside of the Russian Federation, whether through Rosvneshtorgbank pursuant to the Rosvneshtorgbank Agreement or otherwise, and all other export revenues are, except as provided in Section 5.14, deposited into the Export Sales Subaccount. If any such amounts axe received by the Company in any other account or place, it shall immediately transfer such amounts to the Export Sales Subaccount. Amounts may be withdrawn from the Export Sales Subaccount only for the purpose of transferring such amounts to one of the Russian Bank Accounts to the extent (and only to the extent) that such amounts axe subject, in accordance with then applicable law, to mandatory conversion into Roubles and transfer to the Russian Federation. The Company shall ensure that any amounts remaining in the Export Sales Subaccount after any such mandatory conversion and transfer to the Russian Federation are transferred to the Revenue Subaccount. The Company shall not withdraw funds from the Export Sales Subaccount for any other purpose without the prior written consent of the Bank.

(c) Except as provided in Sections 5.12(a) and 5.12(b), the Company shall ensure that all revenues of the Company and any other payments made to the Company, including without limitation any payment made to the Company under the Construction Contract, the Marketing Agreements and the other Project Agreements, other than any such amounts which are received in Roubles or which the Company is required by applicable law to convert into Roubles or retain in or remit to the Russian Federation and other than refunds of Russian value added tax financed by the value added tax facility referred to in Section 6.04(a)(5), are deposited into the Revenue Subaccount.

(d) As long as no Event of Default or Potential Event of Default has occurred and is continuing, amounts in the Revenue Subaccount may be withdrawn by the Company pursuant to payment instructions issued in accordance with the Offshore Account Pledge without the prior approval or authorization of the Bank only for the purpose of transferring funds to the Russian Rank Accounts to the extent (and only to the extent) required by the authorization issued by the Central Bank of Russia for the establishment and operation of the Offshore Bank Account or for the purpose of making the following payments in the following order.

    (1) Operating Costs denominated in currencies other than Roubles in accordance with the Development plan and annual capital expenditure and operating budgets approved by the Bank in accordance with Section 5.18;

    (2) interest due and payable on the Loan and the OPIC Loan (other than interest due and payable on the Unguaranteed Portion of the Tranche 2 Loan to the extent exceeding interest accruing at the rate specified in
    Section 3.02(c)(3)(A) and the portion of interest due and payable on the Unguaranteed Portion of the OPIC Tranche 2 Loan which is attributable to the "Tranche 2 Supplemental Spread" as defined in the OPIC Finance Agreement);

    (3) scheduled repayment installments of principal of the Loan due and payable under Section 3.06(a) and scheduled repayment installments of principal of the OPIC Loan due and payable under Section 3.05 of the OPIC Finance Agreement;

    (4) transfers to the Cash Collateral Subaccount until the balance of the Cash Collateral Subaccount equals the lesser of the mount specified in
    Section 5.13(1) and the mount specified in Section 5.13(2);

    (5) in equal amounts, (A) interest due and payable on the Unguaranteed Portion of the Tranche 2 Loan to the extent exceed!rig interest accruing at the rate specified in Section 3.02(c)(3)(A) and the portion of interest due and payable on the Unguaranteed Portion of the OPIC Tranche 2 Loan which is attributable to the "Tranche 2 Supplemental Spread" as defined in the OPIC Finance Agreement, and (B) to the extent permitted by Section 6.08(c), management fees payable under the Management Agreement in an amount not to exceed 4% of the Company's gross sales;

    (6) management fees due and payable under the Management Agreement to the extent that such management fees exceed those payable under sub-category
    (5)(B) above;

    (7) prepayment of principal of the Loan as required by Section 3.07(b) and prepayment of principal of the OPIC Loan as required by Section 3.06(a) of the OPIC Finance Agreement; and

    (8) to the extent that, after payments are made in respect of categories
    (1) through (7) above, the balances of the Revenue Subaccount and the Russian Bank, accounts exceed in the aggregate the lesser of (A) the equivalent of $3,000,000 and (3) estimated Operating Costs for the next following 45 days, prepayment of principal of the Loan in accordance with
    Section 3.07(a), prepayment of principal of the OPIC I. Loan in accordance with Section 3.07 of the OPIC Finance Agreement and transfers to the Russian Bank Accounts for the purpose of making Shareholder Distributions to the extent permitted by Section 6.01.

The amounts of the payments to be made by the Company out of the Revenue Subaccount under categories (2) through (8) above shall be calculated on the date two Business Days prior to each Interest Payment Date and payments shall be made by the Company out of the Revenue Subaccount under categories (2) through
(8) above only in accordance with the amounts as so calculated. In the event that the balance of the Revenue Subaccount is insufficient to pay any such category (or any sub-category) in full as of such date, the Company shall, except as otherwise specified for category (5) and except in the case of category (8) (but subject to Section 6.11), apply the mounts available in the Revenue Subaccount to pay each party entitled to payment in such category (or sub-category) on a pro rata basis in accordance with the amount due to each such party in such category (or sub-category).

(e) If an Event of Default or Potential Event of Default has occurred and is continuing, the Company shall not be permitted to withdraw any amounts from the Revenue Subaccount for any purpose without the prior written consent of the Bank.

Section 5.13. Cash Collateral Subaccount

    At all times on and after the Project Completion Date, the Company shall maintain a balance in the Cash Collateral Subaccount equal to not less than the lesser of:

    (1) an amount equal to (A) $13,500,000 less the face amount of the Letter of Credit, if any, issued in accordance with Schedule Q, multiplied by
    (B) a fraction, the denominator of which is $100,000,000 and the numerator of which is the aggregate mount of all Disbursements and all disbursements made under the OPIC Finance Agreement; and

    (2) an amount equal to the sum of (A) the outstanding principal amount of the Tranche 1 Loan, (B) the outstanding principal amount of the OPIC Tranche 1 Loan, and (C) $5,000,000, less (D) the face amount of the Letter of Credit, if any, issued in accordance with paragraph l(b)(1) of Schedule Q.

Amounts may be withdrawn by the Company from the Cash Collateral Subaccount only for the purpose of paying principal and interest under this Agreement and the OPIC Finance Agreement or to transfer any amount in excess of the minimum balance set forth above to the Revenue Subaccount to the extent (and only to the extent) required by the authorization issued by the Central Bank of Russia for the establishment and operation of the Offshore Bank Account. The Company shall not withdraw funds from the Cash Collateral Subaccount for any other purpose without the prior written consent of the Bank.

Section 5.14. Russian Bank Accounts

    The Company shall establish and maintain one or more bank accounts at such banks located in the Russian Federation as may be proposed by the Company and approved by the Bank (the "Russian Bank Accounts"), which accounts shall be pledged to the Project Lenders as security for all amounts payable by the Company under this Agreement, the OPIC Finance Agreement and the other Financing Agreements. The Company shall ensure that all revenues of the Company and any other payments made to the Company which, in either case, are received in Roubles or which the Company is required by applicable law to convert into Roubles or remit to or retain in the Russian Federation, including without limitation any payments made to the Company in Roubles under the Construction Contract, the Marketing Agreements and the other Project Agreements, are deposited into one of the Russian Bank Accounts. As long as no Event of Default or Potential Event of Default has occurred and is continuing, amounts in the Russian Bank Accounts may be withdrawn by the Company to pay Project Costs and Operating Costs, to pay dividends in Roubles to the Shareholders to the extent permitted by Section 6.01 and to convert such amounts into Dollars and transfer such amounts to the Revenue Subaccount, in each case without the prior approval of the Bank. The Company shall not withdraw funds from the Russian Bank Accounts for any other purpose without the prior written consent of the Bank. If an Event of Default or Potential Event of Default has occurred and is continuing, the Company shall not be permitted to withdraw any amounts from the Russian Bank Accounts without the prior written consent of the Bank.

Section 5.15. Debt Service Coverage Ratios

     The Company shall, at all times after the first Repayment Date or, if earlier, the first Interest Payment Date occurring after the Project Completion Date, maintain (1) a Retrospective Debt Service Coverage Ratio for the preceding Interest Period of not less than 1.25, and (2) a Loan Life Debt Service Coverage Ratio of not less than 1.25.

Section 5.16. Further Documents

     The Company shall execute all such other documents and instruments and do all such other acts and things as the Bank may determine is necessary or desirable to give effect to the provisions of this Agreement and the other Financing Agreements and to cause the Financing Agreements to be duly registered, notarized and stamped in any applicable jurisdiction. The Company hereby irrevocably appoints and constitutes the Bank as the Company's true and lawful attorney with right of substitution (in the name of the Company or otherwise) to execute such documents and instruments and to do such acts and things in the name of and on behalf of the Company in order to carry out the provisions hereof if, within a reasonable period of time (as specified by the Bank) after notice from the Bank, the Company shall fail to do so.

Section 5.17. Costs and Expenses

(a) The Company shall, whether or not any Disbursement is made, pay to the Bank, or as the Bank may direct, within 30 days of the Bank furnishing to the Company the invoice therefor:

     (1) all documented outside mining, engineering, environmental and other consulting fees and expenses incurred by the Bank in connection with this Agreement and the other Financing Agreements, including without limitation the fees and expenses of the Independent Engineer and the Bank's insurance and environmental consultants;

     (2) the documented fees and expenses of outside legal counsel to the Bank and all other documented out-of-pocket costs and expenses incurred by the Bank in connection with:

          (A) the assessment and arrangement of the Loan by the Bank;

          (B) the preparation, review, negotiation, execution and, where appropriate, registration and notarization of this Agreement, the other Financing Agreements, the Project Agreements and any other documents related to this Agreement;

          (C) the obtaining of any legal opinions required by the Bank hereunder; and

          (D) the implementation and administration of this Agreement and the other Financing Agreements;

     (3) any insurance premiums paid by the Bank on behalf of the Company in connection with insurance that is not obtained by the Company as required hereunder;

     (4) all documented costs of preparing, in a manner satisfactory to the Bank, Russian translations of any Financing Agreements as requested by the Bank from time to time;

     (5) all documented costs incurred in connection with the discharge and satisfaction of any Liens or other claims existing in violation of any of the Financing Agreements;

     (6) all documented costs incurred by the Bank in connection with creating, perfecting, maintaining and enforcing the Security;

     (7) the documented costs of providing the Bank with four bound copies and one unbound copy of all Financing Agreements, all Project Agreements and all other documents delivered by the Company or any other party hereunder; and

     (8) all other documented costs and expenses incurred by the Bank in : connection with this Agreement, any other Financing Agreement and any Project Agreement or any action contemplated thereby.

(b) The Company shall pay to the Bank, or as the Bank may direct, on demand all lawyers' and other fees, costs and expenses incurred by the Bank:

     (1) in the determination of whether them has occurred an Event of Default or Potential Event of Default;

     (2) in respect of the preservation or enforcement of any of its rights under this Agreement or any other Financing Agreement and the collection of any amount owing to the Bank; and

     (3) the assessment, preparation, review, execution and, where appropriate, registration of any amendment of or waiver to this Agreement, any other Financing Agreement, any Project Agreement or any other document related to this Agreement.

Section 5.18. Annual Budgets

     As soon as available but, in any event, not less than 90 days prior to the beginning of each Financial Year, the Company shall furnish to the Bank the Company's proposed annual budget for such Financial Year in form and level of detail reasonably satisfactory to the Bank, including without limitation capital expenditure, operating cost and revenue budgets and, prior to the end of the Commitment Period, a financing plan showing a schedule of the estimated Disbursements of the Loan and disbursements of the OPIC Loan during such Financial Year. Within 30 days of receiving such annual budget, the Bank shall notify the Company whether it approves such budget, which approval shall be given if such budget does not materially vary from the Development Plan. In the event that the Bank does not approve such budget, it shall advise the Company of the reasons therefor and the Company shall make necessary adjustments and amendments to such budget and resubmit such budget to the Bank for approval. If the Bank fails tO notify the Company within 30 days after receiving any budget that it approves or disapproves of such budget, such budget shall, to the extent that such budget does not materially vary from the Development Plan, be deemed approved by the Bank. Once approved by the Bank, such budget shall not be amended in any material respect without the prior written consent of the Bank.

Section 5.19. Furnishing of Information

(a) As soon as available but, in any event, within 60 days after the end of each quarter of each Financial Year, the Company shall furnish to the Bank:

     (1) two copies of the Company's complete Financial Statements for such quarter in form satisfactory to the Bank and certified by an officer of the Company, which Financial Statements shall specify the balances of the Offshore Bank Account and each subaccount thereof and the Russian Bank Accounts at the end of such quarter;

     (2) a report on any factors materially affecting or which might materially affect the Company's business and operations or its financial condition;

     (3) during the period prior to the physical completion of the Project, a report, in a form satisfactory to the Bank and the Independent Engineer, on the implementation and progress of the Project, including details of capital expenditures and use of funds withdrawn from the Disbursement Subaccount during such quarter, changes in Project Costs and reserves and any other factors materially affecting or which would reasonably be expected to materially affect the carrying out of the Project or the implementation of the Financing Plan, with sufficient detail and information as may be required by the Bank;

     (4) during the period after the physical completion of the Project, a report, in a form satisfactory to the Bank, on Project production, including data on processing, output and prices achieved for production, with sufficient detail and information as may be required by the Bank; and

     (5) a statement, in level of detail reasonably satisfactory to the Bank, of all material financial transactions between the Company and each of its Affiliates (including Cyprus Amax) and Shareholders, including without limitation all payments made to Cyprus Magadan and Cyprus Amax pursuant to the Management Agreement.

(b) As soon as available but, in any event, within 120 clays after the end of each Financial Year, the Company shall furnish to the Bank:

     (1) two copies of its complete Financial Statements for such Financial Year, together with an audit report thereon of the Auditors, all in form satisfactory to the Bank;

     (2) a letter from the Auditors commenting on, among other matters, the adequacy of the Company's financial control procedures and accounting systems, together with a copy of any other corem,relation sent by the Auditors to the Company or to its management in relation to the Company's financial, accounting and other systems, management and accounts;

     (3) a report of the Auditors certify that the Company was in compliance with the financial covenants contained in this Atticle V (other than Section 5.15) and in Article VI as of the end of such Financial Year or, as the case may be, detailing any non-compliance;

     (4) a management discussion and analysis of results for such Financial Year, including a report on any factors materially affecting or which might materially affect the Company's business and operations or its financial condition, together with a certificate of a duly authorized officer of the Company certifying that the Company is in compliance with all of its obligations under this Agreement, the other Financing Agreements and the Project Agreements and that there exists no Event of Default or Potential Event of Default;

     (5) a statement, in level of detail reasonably satisfactory to the Bank, of all financial transactions between the Company and each of its Affiliates (including Cyprus Amax) and Shareholders, including without limitation details of all payments made to Cyprus Magadan and Cyprus Amax pursuant to the Management Agreement; and

     (6) a report prepared in accordance with the Environmental Standards.

(c) Prior to the physical completion of the Project, the Company shall furnish to the Bank and the Independent Engineer, as soon as available but, in any event, within 30 days after the end of each calendar month, a report, in a form satisfactory to the Bank, of the Contractor on the implementation and progress of, and expenditures on, construction of the Project through the end of such calendar month, including estimates of remaining construction-related costs and an explanation of any material deviations from the budgeted amounts set forth in the Development Plan, with sufficient detail and information as may be required by the Bank.

(d) Prior to the first Disbursement and, thereafter, not less than 30 days prior to the expiration date. of any expiring insurance policy, the Company shall, in accordance with the requirements of Schedule FF, submit to the Bank a certificate of insurance for each policy or renewal policy required by Section
5.03 and Schedule FF to be in effect.

(e) The Company shall furnish promptly to the Bank, the Independent Engineer and the Bank's environmental consultants such information as the Bank, the Independent Engineer or the Bank's environmental consultants may from time to time reasonably request. Without limiting the foregoing, the Company shall, at the request of the Bank, furnish promptly to the Bank statements of all transactions in relation to the Offshore Bank Account and the Russian Bank Accounts.

(f) The Company shall permit, and shall procure that the Contractor permits, representatives of the Bank, the Independent Engineer and the Bank's environmental consultants, on reasonable notice and during normal business hours, to visit the Project or any of the other premises where the business of the Company is conducted or where the Project is being carried out and to have access to its book/of account and records. Without limiting the foregoing, the Independent Engineer shall, at the Bank's direction a nd at the Company's expense, visit the Kubaka Field once in each calendar year for the purpose of confirming residual ore body reserves.

(g) The Company shall promptly inform the Bank of:

    (1) any proposed change in any material respect in the nature or scope of the Project or of the Development Plan or the business or operations of the Company;

    (2) any event, condition or change of circumstances, including without limitation any pending or threatened litigation, arbitration, claim or government investigation, which might have a Material Adverse Effect;

    (3) any proposed change of Russian law of which the Company has knowledge which might have a Material Adverse Effect; and

    (4) any material claims under insurance policies.

(h) Forthwith upon becoming aware of the occurrence of any Event of Default, any Potential Event of Default, any Qualified Political Event or any event that, with the passage of time or otherwise, might become a Qualified Political Event or cause compensation to become payable under any contract of insurance issued by OPIC in support of the Project, the Company shall give the Bank notice thereof by facsimile transmission or telex specifying the nature of such Event of Default, Potential Event of Default, Qualified Political Event or event and any steps the Company is taking to remedy the same.

(i) Forthwith upon the occurrence of any incident or accident relating to the Project, including but not limited to any such incident or accident likely to have a material adverse effect on the environment or worker health or safety, the Company shall give the Bank notice thereof by facsimile transmission or telex specifying the nature of such incident or accident and any steps the Company is taking to remedy the same. Without limiting the generality of the foregoing, an incident or accident is likely to have a material adverse effect on the environment or worker health or safety if (1) any relevant Russian law requires notification of such incident or accident to the authorities, (2) such incident or accident involves worker fatality or multiple serious injuries requiring hospitalization, or (3) such incident or accident has become public knowledge whether through media coverage or otherwise.

(j) The Company shall give to the Bank, by telex or facsimile transmission, notice of the calling of any meeting of its shareholders or board of directors indicating the agenda thereof no later than at the time that it gives official notice of any such meeting to its shareholders or directors, as relevant, and furnish promptly to the Bank two copies of (1) all notices, reports and other communications of the Company to its shareholders, and (2) the minute of all meetings of its shareholders and board of directors. The Company shall permit a representative of the Bank to attend, at the Company's, the annual meeting of the Company's shareholders, which meeting shall immediately follow the meeting of the Company's board of directors at which the Company's annual budget is discussed.

(k) The Company shall conduct environmental audits of the Project in accordance with the Environmental Standards and engage a reputable environmental consulting firm of international standing acceptable to the Bank to confirm the results of such audits. Promptly after completion of each such audit, the Company shall furnish the results thereof to the Bank.

(l) The Company shall undertake such additional development drilling and exploration work on the Kubaka Field which a prudent operator of a comparable gold mine would undertake under similar circumstances, including without limitation in-fill and development drilling and additional check sampling of the unsampled exploration adits (or, if not possible, other exploratory work) during the summer of 1995, and furnish all results of such exploratory work to the Independent Engineer and the Bank.

Section 5.20. Development Plan

    Not later than 30 days prior to the date of the first Disbursement, the Company shall submit to the Bank for approval the proposed development plan for the Project, including, without limitation, detailed technical plans and specifications, a financing plan, an estimated construction schedule and budget, operating plans and procedures, descriptions of proposed transportation and marketing arrangements and a list of major equipment. Upon approval of such plan by the Project Lenders, such plan shall constitute the Development Plan for purposes of this Agreement.

                        ARTICLE VI - NEGATIVE COVENANTS

       Unless the Bank shall otherwise agree in writing:

Section 6.01. Dividends

       The Company shall not declare or pay any dividend, or make any distribution on its share capital, or purchase, redeem or otherwise acquire any shares of capital of the Company or any option over the same, or make any payment of principal or interest on any Subordinated Shareholder Loan or any other Shareholder Distribution (other than payments of management fees pursuant to the Management Agreement as provided in Section 5.12(d), to the extent permitted by Section 6.08(c)) prior to the later of (A) the Project Completion Date and (15) 15 December 1997, and then only if;

       (1) the Loan Life Debt Service Coverage Ratio is not less than 1.4 and the Retrospective Debt Service Coverage Ratio for the preceding Interest Period is not less than 1.25;

       (2) no Event of Default, no Potential Event of Default, no Qualified Political Event and no event that, with the passage of time or otherwise, might become a Qualified Political Event or cause compensation to become payable under any contract of insurance issued by OPIC in support of the Project has occurred and is continuing or is likely to occur;

       (3) the Company gives the Bank not less than 45 days' prior written notice of such payment;

       (4) such payment is made only on a Interest Payment Date; and

       (5) to the extent that such payment is in a currency other than Roubles, such payment is made only in accordance with the provisions of Section 5.12(d).

Section 6.02. Capital Expenditures

       The Company shall not incur expenditures or commitments for expenditures for fixed and other non-current assets, other than expenditures required for carrying out the Project or for maintenance, repairs or replacements essential to the operation of the Project, in an aggregate amount in excess of $500,000 (or the equivalent thereof in other currencies at then current rates of exchange) in any Financial Year.

Section 6.03. Leases

       The Company shall not enter into any agreement or arrangement to acquire by lease the use of any property or equipment of any kind, except to the extent that the aggregate payments by the Company in respect of such leases do not exceed $250,000 (or the equivalent thereof in other currencies at then current rates of exchange) in any Financial Year.

Section 6.04. Indebtedness

(a) The Company shall not incur, assume or permit to exist any Indebtedness except:

       (1) that provided in the Financing Plan, including the Loan and the OPIC Loan;

       (2) Subordinated Shareholder Loans to finance Project Cost overruns;

       (3) Short-term Debt incurred in the ordinary course of business other than for money borrowed, including without limitation prepayments by Roskomdragmet to the Company under the Roskomdragmet Agreement;

       (4) Short-term Debt in Roubles in an aggregate amount not to exceed the equivalent in Roubles of $4,000,000 or, if less, 50% of the Company's short-term assets, incurred solely to finance the Company's working capital requirements in Roubles; and

       (5) Indebtedness in an aggregate amount not to exceed the equivalent in Roubles of $5,000,000 (or such higher amount as may be agreed by the Bank), incurred solely to finance refundable Russian value added tax paid in connection with construction of the Project.

(b) The Company shall not enter into any agreement or arrangement to guarantee or, in any way or under any condition, to become obligated for all or any part of any financial or other obligation of another person.

Section 6.05. Liens

       The Company shall not create or permit to exist any Lien on any property, revenues or other assets, present or future, of the Company, except:

       (1) the Security;

       (2) Liens over refunds of Russian value added tax to secure the Indebtedness referred to in Section 6.04(a)(5);

     (3) the right of Roskomdragmet, in accordance with Article 9.2(a) of the Roskomdragmet Agreement, to refunds from the Roskomdragmet Sales Subaccount of prepayments made under the Roskomdragmet Agreement; or

     (4) any tax or other non-consensual Lien arising by operation of law or other statutory Lien arising in the ordinary course of business, provided that such Lien is for a sum which is not yet delinquent or the validity or amount of such Lien or the sum secured by such Lien is being contested in good faith and by proper proceedings and adequate reserves have been set aside for the payment of such sum.

Section 6.06. Hedging

     The Company shall not, without the prior written consent of the Bank (not to be unreasonably withheld), enter into any interest rate or currency swap, interest rate cap or collar, forward rate agreement or other interest rate, currency or commodity (including gold) hedge.

Section 6.07. Arm's Length Transactions

     The Company shall not enter into any transaction with any person except in the ordinary course of business, on ordinary commercial terms and on the basis of arm's length arrangements, or enter into any transaction whereby the Company would pay more all the ordinary commercial price for any purchase or would receive less than the full ex-works commercial price (subject to normal trade discounts) for its products.

Section 6.08. Profit-Sharing and Management Arrangements

(a) The Company shall not enter into any partnership, profit-sharing or royalty agreement or other similar arrangement whereby the Company's income or profits are, or might be, shared with any third party other than pursuant to the Management Agreement, the License, the Tranche 2 Loan and the OPIC Tranche 2 Loan.

(b) The Company shall not enter into any management contract or similar arrangement whereby its business or operations are managed by any other person except as contemplated by the Management Agreement and the Construction Contract.

(c) The Company shall not pay any management fee to Cyprus Magadan under the Management Agreement (1) prior to the later of the Project Completion Date and 15 December 1907, (2) on a day other than an Interest Payment Date, 3) if an Event of Default or a Potential Event of Default has occurred and is continuing, or (4) if Cyprus Magadan has notified the Bank, pursuant to the Cyprus Magadan Guaranty, that a Political Event (as defined in the Cyprus Magadan Guaranty) has commenced and such notification has not been withdrawn by Cyprus Magadan pursuant to the Cyprus Magadan Guaranty. Except to the extent permitted by
Section 6.01 and this

Section 6.08(c), the Company shall not make any payments to Cyprus Magadan or Cyprus Amax or any Affiliate thereof other than of Operating Costs consisting of reimbursable expenses payable pursuant to the Management Agreement.

Section 6.09. Investments

     The Company shall not form or have any Subsidiary, or make or permit to exist loans or advances (other than a loan to the new subsurface user of the Evenskoye Field in an amount not to exceed $8,000,000, if such loan is required by Section 4.9 of the License Agreement) to, or deposits (other than deposits in the Offshore Bank Account, the Russian Bank Accounts and the accounts established in connection with the working capital facility referred to in
Section 6.04(a)(4) and the value added tax facility referred to in Section 6.04(a)(5)) with, other persons or equity or other investments in any person or enterprise; provided, however, that the funds deposited in the Offshore Bank Account and the Russian Bank Accounts may be invested by the banks at which such accounts are located in short-term investment grade marketable securities. Without limiting the foregoing, the Company shall not open or maintain any bank accounts other than the Offshore Bank Account, the Russian Bank Accounts and the accounts established in connection with the working capital facility referred to in Section 6.04(a)(4) and the value added tax facility referred to in Section 6.04(a)(5) and shall not open or maintain any subaccounts of the Offshore Bank Account other than the Disbursement Subaccount, the Roskomdragmet Sales Subaccount, the Export Sales Subaccount, the Revenue Subaccount and the Cash Collateral Subaccount.

Section 6.10. Changes in Business, Capital and Charter

(a) The Company shall not make changes to the nature of its contemplated business or operations. The Company shall not make any material change in the nature or scope of the Project or the Development Plan, including without limitation any such change which would involve an increase in Project Costs of more than 15% or a delay in Project Completion of more than 120 days.

(b) The Company shall not carry out any business or activity other than businesses or activities substantially related to the Project as contemplated by the Development Plan.

(c) The Company shall not make changes, or permit changes to be made, to its capital except in accordance with the Financing Plan. The Company shall not permit any change in the equity interest of, or any transfer of any shares held in its registered capital by, any Shareholder other than a transfer of shares in the Company by one Russian Shareholder to another Russian Shareholder provided that such shares remain subject to the Omolon Share Pledge.

(d) The Company shall not make changes, or permit changes to be made, to its Charter in any manner which would be inconsistent with the provisions of this Agreement.

Section 6.11. Prepayment of Long-term Debt

     The Company shall not (whether voluntarily or involuntarily) make any prepayment, repurchase or early redemption of any Long-term Debt (including, without limitation, the OPIC Loan, but excluding prepayments under the Construction Contract in exchange for discounts), or make any repayment of any Long-term Debt pursuant to any provision of any agreement or note which provides directly or indirectly for acceleration of repayment in time or amount, unless in any such case it shall contemporaneously make a proportionate prepayment of the principal amount then outstanding of the Loan in accordance with the provisions of Section 3.07(a).

Section 6.12. Sale of Assets; Merger

(a) The Company shall not sell, transfer, lease, grant a license to use or otherwise dispose of all or a substantial part of its capital assets (whether in a single transaction or in a series of transactions, related or otherwise).

(b) The Company shall not undertake or permit any merger, consolidation or reorganization.

                        ARTICLE VII- EVENTS OF DEFAULT

Section 7.01. Events of Default

     Each of the following events and ocurrences shall constitute an Event of Default under this Agreement:

(a) Payment Default. The Company shall have failed to pay when due any principal of, or interest on, the Loan as required by this Agreement or the OPIC Loan as required by the OPIC Finance Agreement.

(b) Negative Covenant Default. The Company shall have failed to perform any of its obligations under Article VI.

(c) Other Obligations Default. The Company or any other party (other than a Project Lender) shaft have failed to perform any of its obligations under this Agreement, any other Financing Agreement, any Project Agreement or any other agreement between the Company on the one hand and the Bank or OPIC on the other hand, the failure to perform which is not an Event of Default referred to elsewhere in this Section 7.01, an.d any such failure to perform shall have continued for a period of 30 days (in the case of a failure to perform by the Company, any Affiliate of the Company or any Shareholder) or 60 days (in the case of a failure to perform by any other party) after notice thereof shall have been given to the Company by the Bank.

(d) Representation Default. Any representation or warranty made or confirmed by the Company, Cyprus Amax, Cyprus Gold, any Shareholder or the Contractor in

Article II, in any Financing Agreement, in any Project Agreement or in any request for a Disbursement under this Agreement or for a disbursement under the OPIC Finance Agreement shall have been false, incorrect or misleading in respect of a material fact when made or confirmed.

(e) Nationalization Default. Any government or governmental authority shall have condemned, nationalized, seized or otherwise expropriated all or any substantial part of the property or other assets of the Company or of its share capital or shall have assumed custody or control of such property or other assets or of the business or operations of the Company or of its share capital or shall have taken any action for the dissolution or disestablishment of the Company or any action that would prevent the Company from carrying on its business or operations, or a substantial part thereof, or otherwise prevent the completion or operation of the Project; or the Company or any Shareholder shall have made a claim under any insurance issued by OPIC (or similar insurance issued by any other insurer) in connection with the Project.

(f) Bankruptcy Default. There shall have been entered against the Company, Cyprus Amax, Cyprus Gold or any Shareholder a decree or order by a court adjudging the Company, Cyprus Amax, Cyprus Gold or such Shareholder bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, Cyprus Amax, Cyprus Gold or such Shareholder under any applicable law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, Cyprus Amax, Cyprus Gold or such Shareholder or of any substantial part, of its property or assets, or ordering the winding up or liquidation of its affairs; or the Company, Cyprus Amax, Cyprus Gold or any Share older shall have instituted ' proceedings to be adjudicated bankrupt or insolvent, or consented to the institution of bankruptcy or insolvency proceedings against it, or filed a petition or answer or consent seeking reorganization and or relief under any applicable law, or consented to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, Cyprus Amax, Cyprus Gold or such Shareholder or of any substantial part of its property, or made an assignment for the benefit of creditors, or admitted in writing its inability to pay its debts generally as they become due; or any other event shall have occurred which under any applicable law would have an effect analogous to any of the events listed in thin subsection; provided that any such event in respect of a Russian Shareholder shall be an Event of Default only if it has a Material Adverse Effect.

(g) Cross Default. A default shall have occcured with respect to any Indebtedness of Cyprus Amax in excess of $20,000,000 (or the equivalent thereof in other currencies) or any Indebtedness of the Company (other than the Loan or the OPIC Loan) or Cyprus Magadan or under any agreement pursuant to which there is outstanding any such Indebtedness, and such default shall have continued beyond any applicable period of grace; or an event of default shall have occurred under the OPIC Finance Agreement.

(h) Abandonment Default. The Company shall have ceased to carry on its business; or the Project shall have been abandoned by the Company; or, following the

Project Completion Date, the operation of the Project shall have been interrupted for a period in excess of 90 consecutive days or any periods in the aggregate in excess of 120 days during any period of 12 consecutive months.

(i) Project Completion Default. Physical completion of the Project (as certified by the Company and Cyprus Magadan in accordance with Schedule Q) shall not have occurred by the date 24 months from the date of this Agreement, as such dam shall be extended for a period (not to exceed, in the aggregate, 12 months) equal to the duration of any suspension by the Bank of the fight of the Company to Disbursements pursuant to Section 3.04 and for-a period (not to exceed, in the aggregate, six months) equal to the duration of any Force Majeure Event occurring during the Commitment Period; or the Project Completion Date shall not have occurred by the date 18 months after physical completion of the Project.

(j) Agreement Default. Any Financing Agreement or Project Agreement or any other agreement required in connection with the construction or operation of the Project or ancillary services shall have been terminated, rescinded or cancelled for any reason (unless the Bank shall have consented to such termination in accordance with Section 5.09(b)); or any Project Agreement shall have been modified or amended without the prior written consent of the Bank; or any Financing Agreement or Project Agreement shall be or become void or unenforceable or shall be claimed to be so by any party thereto (other than a Project Lender).

(k) Judgment Default. A final judgment or order for the payment of money in excess of $2,000,000 (or the equivalent thereof in other currencies at then current rates of exchange) shall be rendered against the Company or any of its properties and such judgment or order shall continue to be unsatisfied for a period of 30 consecutive days; or any legal proceeding (whether criminal or civil) shall be instituted which, if adversely determined, might have a Material Adverse Effect; or any injunction or other judicial order which might have a Material Adverse Effect shall be issued against the Company.

(1) Security Default. Any Security Document (other than the Immovables Mortgage or the Enterprise Mortgage) for any reason (other than an act or omission of the Bank or OPIC) shall have ceased to constitute a valid and perfected first priority security interest in and Lien on any of the collateral purported to be covered thereby; or the Company shall have created or permitted to exist any Lien (other than a Permitted Lien) on any of its property, revenues or assets.

(m) Approvals Default. Any license, approval, consent, filing or registration now or hereafter required for the execution, delivery or performance by any party of any Financing Agreement or Project Agreement or to contract, own, operate or maintain the Project or exploit the Kubaka Field shall have been modified, revoked, withdrawn or withheld or shall have ceased to remain in full force and effect, and such occurrence shall have a Material Adverse Effect.

(n) Cyprus Amax Default. The credit rating given to Cyprus Amax by Standard & Poor's Corporation shall have fallen below BB- at any time that any amounts are guaranteed by Cyprus Magadan pursuant to the Cyprus Magadan Guaranty; or Cyprus Amax or Amax Gold shall have failed at any time to own indirectly 50% of the shares in the Company; or Cyprus Amax or Amax Gold shall have ceased at any time to be entitled, either directly or indirectly, to exercise such-control over the management of the Company as is provided for Cyprus Amax in the Company's Charter as it exists on the date hereof or such management control shall have been reduced from that provided for in the Company's Charter as it exists on the date hereof; or all or pan of Cyprus Amax's indirect shareholding in Cyprus Magadan shall have been transferred to Amax Gold and Amax Gold shall have ceased to be an Affiliate of Cyprus Amax.

(o) Adverse Change Default. There shall have occurred a change of law or of any regulation having the force of law which has a Material Adverse Effect; or it shall have become unlawful for the Company, Cyprus Amax, Cyprus Gold, any Shareholder or the Contractor to perform any material obligation under this Agreement, any other Financing Agreement or any Project Agreement; or there shall have occurred any action by any governmental body or agency or any enactment, modification or change in the interpretation of any law, de, order or regulation which restricts or prohibits in any material way the perform by the Company, Cyprus Amax, Cyprus Gold, any Shareholder or the Contractor of their respective obligations under this Agreement, any other Financing Agreement or any Project Agreement; or there shall have occurred a change in the political or economic situation in the Russian Federation or other adverse change in circumstances or in the business situation of the Company, any Shareholder or the Contractor which, in the reasonable opinion of the Bank, has a Material Adverse Effect.

(p) Environment Default. The Company or its businesses, operations, assets; equipment, progeny, leaseholds or other facilities shall have failed in any respect to comply with the Environmental Standards.

(q) Cost Overrun Default. The Bank shall have determined that the Project Costs (including, without limitation, financing costs) necessary to achieve physical completion of the Project will, as a result of delays in completion or otherwise, exceed by more than $10,000,000 (or the equivalent thereof in other currencies at then current rates of exchange) the total amount the thereof set forth in Section 2.01(a) and the Shareholders shall have failed, within 60 days of such determination, to maim cash contributions of paid-in capital or Subordinated Shareholder Loans to the Company in the amount of 50% of the full amount of such excess.

(r) Bank Account Default. The Company shall have withdrawn any funds from the Offshore Bank Account, or any subaccount thereof, or the Russian Bank Accounts for any purpose not permitted by this Agreement or otherwise in any manner contrary to the terms of this Agreement, the Offshore Account Pledge or the Russian Account Pledge; or, at any time after the Project Completion Date, the balance of the Cash Collateral Subaccount shall be less than the minimum amount specified in Section 5.13 for a period in excess of 15 consecutive days.

Section 7.02. Acceleration in Events of Default

     If any one or more Events of Default shall have occurred and be continuing, then the Bank may, by notice to the Company, declare the principal of, and all accrued interest on, the Loan (together with any other amounts accrued or payable under this Agreement) to be, and the same shall thereupon become, immediately due and payable (anything in this Agreement to the contrary notwithstanding) without any further notice and without any presentment, demand or protest of any kind, all of which are hereby expressly waived by the Company.

Section 7.03. Automatic Acceleration

     If the Company shall have become voluntarily or involuntarily dissolved, or become bankrupt or insolvent (however such bankruptcy or insolvency may be evidenced), the principal of, and all accrued interest on, the Loan (together with any other amounts accrued or payable under thin Agreement)shall thereupon become immediately due and payable (anything in this Agreement to the contrary notwithstanding) without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company.

                         ARTICLE VIII - MISCELLANEOUS

Section 8.01. Term of Agreement

     This Agreement shall continue in force until all monies payable hereunder shall have been fully paid in accordance with the provisions hereof; provided that the indemnities of the Company shall survive repayment of the Loan.

Section 8.02. Entire Agreement; Amendment and Waiver

     This Agreement and the documents referred to heroin constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understandings with respect to this transaction, including the LeVer of Information dated 6 June 1994 from the Company to the Bank. Any amendment hereto or waiver of any of the terms hereof shall be in writing, signed by each party to be bound or burdened thereby.

Section 8.03. Notices

     Any notice, application or other communication to be given or made under this Agreement to the Bank or the Company shall be in writing. Subject to the provisions of Sections 5.31(f), 5.31(g) and 5.31(h), such notice, application or other communication shall be deemed to have been duly given or made when it shall be delivered by hand, airmail, telex or facsimile transmission to the party to which it is required or permitted to be given or made at such party's address specified below or at such other address as such party shall have designated by notice to the party giving or making such notice, application or other communication.

For the Company:

       Omolon Gold Mining Company
       Proletariat Street, 14
       685000 Magadan
       Russian Federation

       Telex:           145122
       Answerback:      NEGA SU
       Fax:             (70) (413) (22) 2-45-15

For the Bank:

       European Bank for Reconstruction and Development
       One Exchange Square
       London EC2A 2EH
       United Kingdom

       Attention:       Operation Administration Unit

       Telex:           8812161
       Answerback:      EBRD L G
       Fax:             (44) (171) 338-6100

Section 8.04. Certificate of Incumbency and Authority

      The Company shall furnish or cause to be furnished to the Bank evidence, in the form of Schedule Y and in substance satisfactory to the Bank, of the authority of the person or persons who will, on behalf of the Company, sign the applications and certifications provided for in this Agreement or take any other action or execute any other document required or permitted to taken or executed by the Company under this Agreement, and the authenticated specimen signature of each such person.

Section 8.05. English Language

      All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by a representative of the Company. The English language version or translation of each Financing Agreement shall be the governing version between the Company and the Bank.

Section 8.06. Financial Calculations

(a) All financial calculations to be made under, or for the purposes of, this Agreement shall be determined in accordance with Generally Accepted Accounting Principles in the United States and, except as otherwise required to conform to the definitions contained in Section 1.01 or any other provisions of this Agreement, shall be calculated from the then most recently issued quarterly Financial Statements which the Company is obligated to furnish to the Bank from time to time, as provided in Section 5.19(a) ; provided, however, that, (1) if the relevant quarterly Financial Statements should be in respect of the last quarter of a Financial Year then, at the Bank's option, such calculations may instead be made from the audited Financial Statements for the relevant Financial Year, and (2) if there should occur any material adverse change in the financial condition of the Company after the end of the period covered by the relevant Financial Statements, then such material adverse change shall also be taken into account in calculating the relevant figures.

(b) The Company shall, in consultation with the Bank and using the Financial Model, prepare a banking case once every six months in accordance with the procedures set forth in Schedule I. The first such banking case shall be prepared prior to the first Repayment Date or, if earlier, the first Interest Payment Date following the Project Completion Date. All calculations of Loan Life Debt Service Coverage Ratios shall be made on the basis of such banking cases.

Section 8.07. Rights, Remedies and Waivers

(a) The rights and remedies of the Bank in relation to any misrepresentations or broach of warranty on the part of the Company shall not be prejudiced by any investigation by or on behalf of the Bank into the affairs of the Company, by the execution or the performance of this Agreement or by any other act or thing which may be done by or on behalf of the Bank in connection with thin Agreement and which might, apart from this Section, prejudice such rights or remedies.

(b) No course of dealing or waiver by the Bank in connection with any condition of Disbursement under this Agreement shall impair any right, power or remedy of the Bank with respect to any other condition of Disbursement, or be construed to be a waiver thereof; nor shall the action of the Bank in respect of any Disbursement affect or impair any right, power or remedy of the Bank in respect of any other Disbursement.

(c) Unless otherwise notified to the Company by the Bank and without prejudice to the generality of Section 8.07(b), the fight of the Bank to require compliance with any condition under this Agreement which may be waived by the Bank in respect of any Disbursement is expressly preserved for the purposes of any subsequent Disbursement.

(d) No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to the Bank upon any default under this Agreement or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein; nor shall the action of the Bank in respect of any such default, or any acquiescence by it therein, affect or impair any fight, power or remedy of the Bank in respect of any other default.

Section 8.08. Indemnification

(a) The Company assumes full liability for, and agrees to and shall indemnify and hold harmless the Bank and its officers, directors, employees, agents and servants and any manager appointed by the Bank pursuant to any Security Document against and from any and all liabilities, obligations, losses, damages (compensatory, punitive or otherwise), penalties, claims, actions, taxes, duties, suits, costs and expenses (including, without limitation, reasonable legal counsel's fees and expenses and costs of inves tigation) of whatsoever kind and nature, including, without prejudice to the generality of the foregoing, those aria g in contract or tort (including, without limitation, negligence) or by re, Set liability or otherwise, which are imposed on, incurred by or asserted against the Bank' or any of its officers, directors, employees agents or servants or any manager appointed by the Bank pursuant to any Security Document (whether or not also indemnified by any other person under any other document) and which in any way relate to or arise out of, whether directly or indirectly, (1) any of the transactions contemplated by any Financing Agreement or Project Agreement or the execution, delivery or performance thereof, (2) the development, design, construction, completion, operation or maintenance of the Project, the Kubaka Field or the Evenskoye Field or the ownership, control or posen thereof by the Company, or (3) the exercise by the Bank of any of its rights and remedies under any of the Security Documents or any of the other Financing Agreements; provided that the Bank shall not have any right to be indemnified hereunder for its own gross negligence or willful misconduct.

(b) Without limiting the generality of the foregoing, the Company agrees to and shall indemnify and hold harmless the Bank and its officers, directors, employees, agents and servants against and from any such liabilities, obligations, losses, damages, penalties, claims, actions, taxes, duties, suits, costs or expenses arising under any environmental law or other applicable law as a result of the past, present or future operations of the Company (or any predecessor or successor in interest to the Company), or the past, present or future condition of any site or facility owned, operated or leased by the Company (or any such predecessor or successor in interest), or any release or use or threatened release of any pollutants or ham materials at any such site or facility, including any such release or use or threatened release which shall occur during any period when either Project Lender shall be in possession of any such site or facility following the exercise by either Project Lender of any of its rights and remedies hereunder or under any Financing Agreement.

Section 8.09. Severability

     If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable, the validity, legality and enfoceability of the remaining provisions contained herein shall not in any way be affected or impaired.

Section 8.10. Governing Law

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York in the United States of America.

Section 8.11. Arbitration and Jurisdiction

(a) The Bank shall have the option in its sole discretion to refer any dispute, controversy or claim arising out of or relating to thisAgreement, the Notes or any other Financing Agreement to which the Company and the Bank are parties or axe among the parties, or the breach, termination or validity hereof or thereof, including any dispute concerning the scope of this arbitration clause, for final settlement by arbitration. In no event shall the Company be entitled to refer any such dispute, controversy or claim to arbitration pursuant to this section or otherwise . Upon the election by the Bank to refer any such dispute, controversy or claim to arbitration pursuant hereto, the Company shall be obligated to settle such dispute, controversy or claim by arbitration as provided herein. The Company hereby expressly and irrevocably submits to the jurisdiction of the arbitral tribunal appointed in with the procedures set forth below with respect to any dispute, controversy or claim that is referred by the Bank to arbitration, to the exclusion of the jurisdiction of the legal, equitable or arbitral courts of the Russian Federation or of any other country or jurisdiction. The following provisions shall apply to any such arbitration:

     (1) Except as otherwise provided herein, such arbitration shall be governed by the International Arbitration Rules of the American Arbitration Association in effect at the time of such arbitration (for purposes of this section, the "AAA Rules").

     (2) The seat of such arbitration shall be New York, New York, unless the Bank determines that the seat of such arbitration shall instead be London, England or Washington, D.C. The language of the arbitration proceedings and of all written decisions shall be English. All pleadings and documentary evidence shall be presented in English, except that, if any original documentary evidence is not in English, the offering patty shall provide English translations thereof (which, in the event of any dispute with re spect to such translation, the arbitral tribunal may require to be certified translations) to the arbitral tribunal and to the other party.

     (3) The arbitral tribunal shall consist of three arbitrators, each of whom, in addition to meeting the qualification requirements of the AAA Rules:

          (A) shall be fluent in the English language; and

          (B) shall be an attorney qualified to practice law in the State of New York with experience in representing lenders and borrowers in international project finance lending to private sector borrowers.

     One arbitrator shall be appointed by the Bank and one arbitrator shall be appointed by the Company. Each party shall notify the other of the name of its appointee within 10 days of the receipt by the Company of notice from the Bank of its election to refer any dispute, controversy or claim to arbitration pursuant hereto. The third arbitrator shall be appointed by the Bank with the concurrence of the Company. The third arbitrator shall be the chair of. the arbitral tribunal. The Company shall be deemed to a ccept the Bank's nomination of the third arbitrator if the Company fails to object to such nomination (or any subsequent nomination) within seven days of receiving notice from the Bank of such nomination. If the Company does not accept (and has not been deemed to have accepted) the Bank's first nomination, the Bank shall submit a second nimination for the third arbitrator. If the Company does not accept (and has not been deemed to have accepted) such second nomination, the Batik shall submit a third nomina tion for the third arbitrator. If the Company fails to appoint its arbitrator for any reason in the manner or within the period specified above or the Company does not accept (and has not been deemed to have accepted) the third arbitrator nominated by the Bank, then the arbitrator that the Company failed to appoint or such third arbitrator or both such arbitrators, as the case may be, shall be appointed by the Administrator (as defined in the AAA Rules).

     (4) Each party shall send any challenge to the appointment of an arbitrator to the Administrator within seven days after receiving notice of the appointment of such arbitrator. The Administrator shall nile on any challenge to the appointment of an arbitrator as quickly as reasonably possible and, in any event, within seven days. If an arbitrator appointed by the Bank withdraws or must be replaced for any reason, the Bank shall appoint a substitute arbitrator in accordance with Section 8.11(a)O) within a re asonable period of time. If an arbitrator appointed by the Company withdraws or must be replaced for any reason, the Company shall appoint a substitute arbitrator in accordance with Section 8.11(a)(3) within three days. If the arbitrator appointed by the Bank with the concurrence of the Company withdraws or must be replaced, the Bank shall nominate a substitute arbitrator with the concurrence of the Company in accordance with Section 8.11(a)(3). If an arbitrator appointed by the Administrator withdraws or must be replaced, the Administrator shall appoint a substitute arbitrator.

     (5) In the event that OPIC commences an arbitration in acco anco with the OPIC Finance Agreement or any other Financing Agreement and the Bank and OPIC agree to consolidate such arbitration with any arbitration hereunder, the Bank and OPIC shall jointly exercise the rights of the Bank under Sections 8.11 (a)(2), 8.11 (a)(3) and 8.11 (a)(4), but otherwise the Bank shall be entitled to exercise independently the rights granted to it herein.

     (6) Between the date of appointment of an arbitrator and he date the arbitral tribunal is fully constituted, all communications between the parties and such arbitrator shall be made through the Administrator Each party shall provide the other with copies of any communication with the arbitral tribunal.

     (7) The Bank shall communicate its statement of claim in writing to the Company and the arbitral tribunal within a period of time to be determined by the arbitral tribunal. The Bank's statement of claim shall include a statement of facts supporting its claim, the points at issue and the relief or remedy sought. A copy of this Agreement shall be attached to the Bank's statement of claim.

     (8) The Company shall file a statement of defense in writing within 20 days of its receipt of the Bank's statement of claim. The Company's statement of defense shall reply to the particulars of the Bank's statement of claim. The Company shall attach to its statement of defense all documents on which it relies for its defense and identify all documents or other evidence it will submit. The failure to timely and completely file such statement of defense (absent good cause) shall be construed by the arbitral tribunal as an admission of the allegations made by the Bank in its statement of claim and the arbitral tribunal shall enter an award for the relief or remedy requested by the Bank without any further hearing or review of evidence.

     (9) In any arbitral proceeding, the certificate of the Bank as to any amount due to the Bank under this Agreement shall be prima facie evidence of such amount.

     (10) Each arbitral tribunal established hereunder shall make its decisions entirely on the basis of the evidence adduced and on the basis of the governing law set forth in Section 8.10. No such arbitral tribunal shall have the power to reform any provisions of this Agreement or to impose any obligation on any of the parties to the arbitration or take any other action which could not be imposed or taken by a federal court located in the State of New York.

     (11) The parties irrevocably agree that, if the seat of any arbitration hereunder is London, England:

          (A) no leave to appeal under section 1 (3)(b) of the U.K. Arbitration Act of 1979 shall be sought with respect to any question of law arising from an award;

          (B) if the Bank has directed that the arbitral tribunal issue a written award stating only its conclusions and not the reasons therefor, no application shall be made under section l(5)(b) of the U.K. Arbitration Act of 1979 with respect to any award; and

          (C) no application shall be made under section 2(1)(a) of the U.K. Arbitration Act of 1979 with respect to any question of law.

     (12) Each party may be represented or assisted by legal counsel of its choice. The names and addresses of such legal counsel shall be communicated in writing to the other party in its statement of claim or statement of defense (as the case may be) specifying whether the appointment is' being made for the purposes of representation or assistance.

     (13) The parties shall agree on the date on which the arbitral tribunal will commence taking evidence in respect of the matter in issue, which date shaft not be more than 20 days after the Company's submission of its statement of defense (unless the Bank otherwise directs). Decisions or rulings on questions of procedure shall be made by a majority of the arbitral tribunal. Both parties shall have a right to be heard at the hearing, unless the parties have agreed to a documents-only arbitration or unless, in the case of the Company, the Company has not filed a timely statement of defense in accordance with Section 8.1l(a)(8).

     (14) At least 10 days before the first hearing date, there shall be an exchange of exhibits, brief descriptions of the testimony the parties propose to offer, the names of those who will testify (including expert witnesses) and any additional documents or other written evidence that will be submitted to the arbitral tribunal for consideration.

     (15) The arbitral tribunal shall have the discretion to allow, refuse or limit the appearance of witnesses, whether witnesses of fact or expert witnesses. Any witness who gives evidence may be questioned by the other pan or its attorneys under the control of the arbitral tribunal. The arbitral tribunal may put questions at any stage of the examination of the witnesses. The testimony of witnesses may be presented in written form, either as signed statements or by duly sworn affidavits. Subject to the discretion of the arbitral tribunal, either party may request that such witness should attend for oral examination at a hearing. If the witness fails to attend, the arbitral tribunal may place such weight on the written testimony as it thinks fit or exclude it all together. If any expert is appointed by the arbitral tribunal, the parties hereto shall have the right to examine such experts report to the arbitral tribunal and, subject to the discretion of the arbitral tribunal, to question such expert at an oral hearing. Subject to mandatory provisions of applicable procedural law, any party or its attorneys shall have the right to interview any witness or potential witness (including expert witnesses) prior to his appearance at any hearing.

     (16) To facilitate the comprehensive and consistent resolution of all disputes arising out of or in connection with any of the Financing Agreements, the Bank may, at its sole option, direct the arbitral tribunal to, and upon such direction the arbitral tribunal shall, consolidate with the arbitration proceeding hereunder any other arbitration or other dispute proceeding involving any of the parties to any of the Financing Agreements and arising out of or in connection with any of the Financing Agreements. In the event of any such consolidation, any arbitral tribunal constituted in respect of such other proceeding shall be dissolved effective upon such consolidation. the arbitral tribunal constituted hereunder shall determine all matters referred to arbitration in accordance with the rules and procedures applicable to the proceeding hereunder and no party shall have any right to challenge any arbitrator already nominated or appointed to such arbitral tribunal. Such arbitral tribunal shall be authorized to determine, in a manner consistent with the general tenor of the AAA Rules, the appropriate procedure to achieve the above objective and shall issue one final and comprehensive arbitral award in respect of all such disputes so consolidated.

     (17) The arbitral tribunal shall issue a written decision and award stating the conclusions of the arbitral tribunal and the reasons upon which its conclusions am based, unless the Bank directs, in its sole discretion, that the arbitral tribunal issue a written decision and award stating only its conclusions and not the reasons therefor. The arbitral tribunal shall issue its award as soon as possible and, in any event, within one month after the conclusion of the relevant proceedings. Any money award shall be made and shall be payable in Dollars. Any award in favor of the Bank shall include an award of attorneys' fees and costs of arbitration, payable in Dollars. The award shall otherwise be limited to the scope of the submission. In no circumstance shall the arbitral tribunal render an award ex aequo et bono
                                                              -- ----- -- ----
     or as amiable compositeurs. Any award of the arbitral tribunal shall be
           ------- ------------
     final and binding and judgment upon any arbitral award may be entered and enforced by any court or judicial authority of competent jurisdiction.

     (18) Either party may, within 10 days after any award, submit a request that the arbitral tribunal interpret the award, correct any clerical, typographical or computation errors or make an additional award as to claims presented but omitted from the award. If the arbitral tribunal considers such request justified after considering the contention of the parties, the arbitral tribunal shall promptly comply with such request.

     (19) Neither the arbitral tribunal nor the Company shall be authorized to seek from any judicial authority, and the arbitral tribunal shall not be authorized to take or provide, any interim measures or pre-award relief against the Bank, any provisions of the AAA Rules notwithstanding.

(b) The Company hereby irrevocably consents that any legal action or proceeding against it or any of its properties or assets with respect to any of its obligations arising under or relating to this Agreement, the Notes or any of the other Financing Agreements or the arbitral tribunal's decision pursuant to
Section 8.11(a) may, at the option of the Bank, be brought in any court of the State of New York or any Federal court of the United States of America located in the City and State of New York or in the District of Columbia or the courts of England, as the Bank may elect, and, by execution and delivery of thin Agreement, the Company hereby submits to and accepts with regard to any such action or proceeding for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company hereby irrevocably designates, appoints and empowers (1) CT Corporation System. presently located at 1633 Broadway, New York, New York 10019, U.S.A. as its agent to receive for and on its behalf service of process in the State of New

York, (2) CT Corporation System, presently located at 1025 Vermont Avenue, N.W., 4th Floor, Washington, D.C. 20005, U.S.A. as its agent to receive for and on its behalf service of process in the District of Columbia, and (3) The Law Debenture Corporation p.l.c., presently located at Princes House, 95 Gresham Street, London EC2V 7LY, England as its agent to receive for and on its behalf service of process in England in any legal action or proceeding with respect to this Agreement, the Notes or any of the other Financing Documents. A copy of any such process served on such agent shall be promptly forwarded by airmail by the Bank to the Company at its address referred to in Section 8.03, but the failure of the Company to receive such copy shall not affect in any way the service of such process as aforesaid. The Company further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, to the Company at its address referred to in Section 8.03. The foregoing, however, shall not limit the rights of the Bank to serve process in any other manner permitted by law or to bring any legal action or proceeding or to obtain execution of judgment in any other jurisdiction, including without limitation the Russian Federation. The Company further agrees that, to the extent permitted by law, final judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America or England by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness.

(c) The Company hereby irrevocably waives (1) any right it may have under the laws of any jurisdiction to a trial by jury in respect of any legal action or proceeding with respect to this Agreement, the Notes or any of the other Financing Agreements, (2) any right it may have under the laws of any jurisdiction (other than New York) to commence by publication any such legal action or proceeding, (3) any objection which it may now or hereafter have to the laying of the venue of any such legal action or proceeding in the State of New York, the District of Columbia or England, and (4) any claim that the State of New York, the District of Columbia or England is not a convenient forum for any such legal action or proceeding.

(d) The Company hereby (1) irrevocably waives its right to, and agrees not to request, plead or claim that the Bank post, pay or offer, any cautio judicatum
                                                              ------ ---------
solvi bond, litigation bond or any other bond, fee, payment or security measure
-----
provided by any provision of applicable law as a condition to commencing or maintaining any such legal action or proceeding and (2) irrevocably waives any objection that it may now or hereafter have to the Bank's claim that the Bank should be exempt or immune from posting, paying, making or offering any such bond, fee, payment or security measure.

(e) Notwithstanding anything herein to the contrary, no provision of this Agreement shall be construed as a waiver by the Bank of any of the immunities, privileges and exemptions granted to the Bank under the Agreement Establishing the European Bank for Reconstruction and Development and applicable law.

Section 8.12. Waiver of Sovereign Immunity

     The Company represents and warrants that this Agreement and the Loan and the incurring by the Company of the Loan are commercial rather than public or governmental acts and that the Company is not entitled to claim immunity from legal proceedings with respect to itself or any of its assets on the grounds of sovereignty or otherwise under any law or in any jurisdiction where an action may be brought for the enforcement of any of the obligations arising under or relating to this Agreement, the Notes or the other Financing Agreements. To the extent that the Company or any of its assets has or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise, the Company hereby irrevocably waives such rights to immunity in respect of its obligations arising under or relating to this Agreement, the Notes or the other Financing Agreements.

Section 8.13. Successors and Assigns

(a) This Agreement shall bind and inure to the benefit of the respective supra and assigns of the parties hereto, except that the Company may not assign or otherwise transfer all or any part of its rights or obligations under this Agreement without the prior consent of the Bank. The Bank may sell, transfer, assign or otherwise dispose of (other than by means of a participation) all or part of its rights or obligations under this Agreement and the other Financing Agreements with the consent of the Company (not to be unreasonably withheld and-not to be withheld solely on the basis thai the assignee might at some future date be entitled to claim mounts in respect of tax reimbursements or gross-ups pursuant to Section 3.12). The Bank may grant participations in its rights or obligations under this Agreement without the consent of the Company, provided that (1) the Bank shall promptly notify the Company of such participation and (2) the participant would not, on the basis of facts and circumstances in effect on the date of the participation, be entitled to claim amounts in respect of tax reimbursements or gross-ups, Increased Costs or other mounts pursuant to Section 3.11, 3.12 or 3.14 and Section 8.13(b) exceeding those claimed by the Bank (it being understood that nothing in this sentence shall in any way limit any rights of such participant under Section 3.11, 3.I2 or 3.14 and under Section 8.13(b) with respect to circumstances or conditions arising after the date of such participation).

(b) Upon any sale, transfer, assignment, participation or other disposition by the Bank, the purchaser, transferee, assignee or participant shall be entitled, to the extent of the interest transferred, to all of the benefits of this Agreement as if originally named as a party hereto, including without limitation the benefits of the indemnities, Increased Costs and tax reimbursements and gross-ups provided for pursuant to the provisions of this Agreement and any rights of set-off as permitted by law. The acts of the Bank or the failure of the Bank to act hereunder shall in all circumstances be conclusive and binding on any purchaser, transferee, assignee or participant of the Bank's interest hereunder.

Section 8.14. Counterparts

      This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names as of the date first above written.

                                   THE CLOSED JOINT STOCK COMPANY
                                    "OMOLON GOLD MINING COMPANY"


                                    By: /s/ J. S. Rosenblum
                                       --------------------------
                                  Name: J. S. Rosenblum
                                       --------------------------
                                 Title: Chairman
                                        --------------------------

                                    By: /s/ S. W. Haraplak
                                       --------------------------
             [SEAL APPEARS HERE]  Name: S. W. Haraplak
                                       --------------------------
                                 Title: General Director
                                       --------------------------

                                    By: /s/ E. S. Ryzhaikina
                                       --------------------------
                                  Name: E. S. Ryzhaikina
                                       --------------------------
                                 Title: Chief Accountant
                                       --------------------------

           EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

                                    By: /s/ Jacque de Larosiere
                                       --------------------------
                                  Name: Jacque de Larosiere
                                       --------------------------
                                 Title: President
                                       --------------------------

                                                                [EXECUTION COPY]

                     AMENDMENT AGREEMENT TO LOAN AGREEMENT

THIS AMENDMENT AGREEMENT is made as of the 7th day of November 1995 between THE CLOSED JOINT STOCK COMPANY "OMOLON GOLD MINING COMPANY" (the "Company") and EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT (the "Bank").

WHEREAS:

(A) the Company has entered into a loan agreement dated as of 30 June 1995
(the "Loan Agreement") with the Bank, pursuant to which the Bank has agreed to make a loan to the Company in an amount not to exceed US$47,500,000, subject to the terms and conditions of the Loan Agreement; and

(B) the Company has requested that the Loan Agreement be amended in certain respects and the Bank has agreed to so amend the Loan Agreement, subject to the terms and conditions of this Amendment Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Definitions

     Wherever used in this Amendment Agreement, unless the context shall otherwise require, the terms defined in the Loan Agreement and not separately defined herein shall have the same meanings when used in this Amendment Agreement.

Section 2. Amendments to Loan Agreement

(a) The definition of "Russian Blocked Account Agreement" in Section 1.01 of the Loan Agreement is hereby amended by deleting "Citibank T/O" in the third line and inserting "Rossiisky Kredit Commercial Bank" in place thereof.

(b) Section 5.14 of the Loan Agreement is hereby amended by deleting "in Roubles" in the 14th and 15th lines.

(c) Annex 2 to Schedule Q to the Loan Agreement is hereby amended by inserting "per metric ton of ore processed" after "$_______ "in the second line of paragraph (g), by deleting "$5,200,000" in footnote 12 and inserting "$35 per metric ton of ore processed" in place thereof, and by deleting paragraph (h) in its entirety.

(d) Annex 4 to Schedule Q to the Loan Agreement is hereby amended by inserting "material" before "claim or dispute" in the last line of paragraph (g).

Section 3. Representations and Warranties


    The Company represents and warrants to the Bank as follows:

(a) it has all requisite power and authority, corporate or otherwise, to execute, deliver and perform all of its obligations under this Amendment Agreement and the Loan Agreement as amended by this Amendment Agreement;

(b) it has taken all necessary action to authorize the execution, delivery and performance by it of this Amendment Agreement and the Loan Agreement as amended by this Amendment Agreement;

(c) this Amendment Agreement has been duly executed and delivered by it and this Amendment Agreement and the Loan Agreement as mended by this Amendment Agreement constitute its valid and legally binding obligations, enforceable against it in accordance with their respective terms;

(d) all consents, authorizations and actions of any kind necessary for its valid execution, delivery and performance of this Amendment Agreement and the Loan Agreement as amended by this Amendment Agreement have been obtained and are in full force and effect;

(e) the execution, delivery and performance by it of this Amendment Agreement and the Loan Agreement as amended by this Amendment Agreement do not require the consent or approval of any of its creditors (other than OPIC, whose consent has been obtained) and will not conflict with or constitute a breach or default under or violate any provision of its Charter or any agreement, law, rule, regulation, order, writ, judgement, injunction, decree, determination or award applicable to it; and

(f) each Security Document (other than the Immovables Mortgage and the Enterprise Mortgage) will, when the documents, recordings, filings, notifications and registrations listed in Schedule X of the Loan Agreement have been executed or made, constitute a valid and completed security interest in, and a Lien of first priority on, the collateral covered by such Security Document, securing payment of all principal, interest and other amounts payable under the Loan Agreement as amended by this Amendment Agreement, which security interest and Lien ranks senior to all other security interests and Liens on such collateral other than Permitted Liens.

Section 4. Effectiveness

    Section 2 of this Amendment Agreement shall become effective as of the date hereof subject to the due execution of this Amendment Agreement by Cyprus Amax, Cyprus Magadan and Cyprus Gold.

Section 5.    Expenses

     Without limiting the generality of Section 5.17 of the Loan Agreement, the Company shall pay to the Bank, or as the Bank may direct, all expenses incurred by the Bank, including but not limited to fees and expenses of counsel, in connection with the preparation, negotiation, execution, registration, administration and enforcement of this Amendment Agreement.

Section 6.    Miscellaneous

(a) All references to the Loan Agreement in the Loan Agreement, the Security Documents and the other Financing Agreements and all instruments and agreements executed thereunder shall for all purposes refer to the Loan Agreement as amended by this Amendment Agreement.

(b) Except to the extent each is expressly amended by the terms of this Amendment Agreement, all terms and conditions of the Loan Agreement, the Security Documents and the other Financing Agreements and all other instruments and agreements executed thereunder remain in full force and effect. This Amendment Agreement may be amended only by an instrument in writing signed by the Company and the Bank.

(c) This Amendment Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 7.    Governing Law

     This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of New York in the United States of America.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed by their duly authorized representatives on the day and year first above written.

                                            THE CLOSED JOINT STOCK COMPANY
                                             "OMOLON GOLD MINING COMPANY"

                                                 By: /s/ Faroikh S. Hakimi
                                                     --------------------------
                                               Name: Faroikh S. Hakimi
                                                     --------------------------
                                              Title: General Director/Manager
                                                     --------------------------
                                                     (By Power of Attorney)

                                                 By: /s/ Faroikh S. Hakimi
                                                     --------------------------
                                               Name: Faroikh S. Hakimi
                                                     --------------------------
                                              Title: Chief Accountant
                                                     --------------------------
                                                     (By Power of Attorney

                                                 By:
                                                     --------------------------
                                               Name:
                                                     --------------------------
                                              Title:
                                                     --------------------------

                                                                   EUROPEAN BANK
                                              FOR RECONSTRUCTION AND DEVELOPMENT

                                                 By: /s/ Gunther Vowinckel
                                                     --------------------------
                                               Name: Gunther Vowinckel
                                                     --------------------------
                                              Title: Acting Co-Team Leader
                                                     --------------------------


Cyprus Amax, Cyprus Magadan and Cyprus Gold hereby (a) acknowledge and consent to the foregoing Amendment Agreement, (b) conf'irm that the Cyprus Amax Guaranty, the Cyprus Magadan Guaranty, the Cyprus Support Agreement and the Cyprus Magadan Share Pledge remain in full force and effect, and (c) agree that all references to the Loan Agreement in the Cyprus Amax Guaranty, the Cyprus Magadan Guaranty, the Cyprus Support Agreement and the Cyprus Magadan Share Pledge shall for all purposes refer to the Loan Agr eement as amended by the foregoing Amendment Agreement.

                                                    CYPRUS AMAX MINERALS COMPANY


                                                By: /s/ Faroikh S. Hakimi
                                                    --------------------------
                                              Name: Faroikh S. Hakimi
                                                    --------------------------
                                             Title: Director Finance/Assistant
                                                    --------------------------
                                                                     Treasurer

                                                 CYPRUS MAGADAN GOLD CORPORATION



                                                By: /s/ Faroikh S. Hakimi
                                                    --------------------------
                                              Name: Faroikh S. Hakimi
                                                    --------------------------
                                             Title: Assistant Treasurer
                                                    --------------------------

                                                             CYPRUS GOLD COMPANY


                                                By: /s/ Faroikh S. Hakimi
                                                    --------------------------
                                              Name: Faroikh S. Hakimi
                                                    --------------------------
                                             Title: Assistant Treasurer
                                                    --------------------------

                                                                [EXECUTION COPY]

                  SECOND AMENDMENT AGREEMENT TO LOAN AGREEMENT

THIS AMENDMENT AGREEMENT is made as of the 22nd day of April 1996 between THE CLOSED JOINT STOCK COMPANY "OMOLON GOLD MINING COMPANY" (the "Company") and EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT (the "Bank").

WHEREAS:

(A) the Company has entered into a loan agreement dated as of 30 June 1995, as amended by an amendment agreement to loan agreement dated as of 7 November 1995 (such loan agreement as so amended, the "Loan Agreement"), with the Bank, pursuant to which the Bank has agreed to make a loan to the Company in an amount not to exceed U$$47,500,000, subject to the terms and conditions of the Loan Agreement; and

(B) the Bank and the Company have agreed to amend the Loan Agreement, subject to the terms and conditions of this Amendment Agreement.

NOW, THEREFORE the parties hereto agree as follows:

Section 1.    Definitions

       Wherever used in this Amendment Agreement, unless the context shall otherwise require, the terms defined in the Loan Agreement and not separately defined herein shall have the same meanings when used in this Amendment Agreement.

Section 2.    Amendments to Loan Agreement

(a) Section 8.03 of the Loan Agreement is hereby amended by deleting "Sections 5.31(f), 5.31(g) and 5.31(h)" in the third Line and inserting "Sections 5.19(h), 5.19(i) and 5.19(j)" in place thereof.

(b) Annex 4 to Schedule Q to the Loan Agreement is hereby amended by inserting ", and such balance has been generated by Project revenues" at the end of paragraph (o).

(c) Annex 4 to Schedule Q to the Loan Agreement is hereby amended by inserting "other than the Cash Collateral Subaccount" after "all subaccounts thereof" in the first line of paragraph (s).

Section 3.    Representations and Warranties

     The Company represents and warrants to the Bank as follows:

(a) it has all requisite power and authority, corporate or otherwise, to execute, deliver and perform all of its obligations under this Amendment Agreement and the Loan Agreement as amended by this Amendment Agreement;

(b) it has taken all necessary action to authorize the execution, delivery and performance by it of this Amendment Agreement and the Loan Agreement as amended by this Amendment Agreement;

(c) this Amendment Agreement has been duly executed and delivered by it and this Amendment Agreement and the Loan Agreement as amended by this Amendment Agreement constitute its valid and legally binding obligations, enforceable against it in accordance with their respective terms;

(d) all consents, authorizations and actions of any kind necessary for its valid execution, delivery and performance of this Amendment Agreement and the Loan Agreement as amended by this Amendment Agreement have been obtained and are in full force and effect;

(e) the execution. delivery and performance by it of this Amendment Agreement and the Loan Agreement as amended by this Amendment Agreement do not require the consent or approval of any of its creditors (other than OPIC, whose consent has been obtained) and will not conflict with or constitute a breach or default under or violate any provision of its Charter or any agreement, law, rule, regulation, order, writ, judgement, injunction, decree, determination or award applicable to it; and

(f) each Security Document (other than the Immovables Mortgage and the Enterprise Mortgage) will, when the documents, recordings, filings, notifications and registrations listed in Schedule X of the Loan Agreement have been executed or made, constitute a valid and completed security interest in, and a Lien of first priority on, the collateral covered by such Security Document, securing payment of all principal, interest and other amounts payable under the Loan Agreement as amended by this Amendment Agreement, which security interest and Lien ranks senior to all other security interests and Liens on such collateral other than Permitted Liens.

Section 4.    Effectiveness

     Section 2 of this Amendment Agreement shall become effective as of the date hereof subject to the due execution of this Amendment Agreement by Cyprus Amax, Cyprus Magadan and Cyprus Gold.

Section 5.    Expenses

     Without limiting the generality of Section 5.17 of the Loan Agreement, the Company shall pay to the Bank, or as the Bank may direct, all expenses incurred by the Bank, including but not limited to fees and expenses of counsel, in connection with the preparation, negotiation, execution, registration, administration and enforcement of this Amendment Agreement.

Section 6.    Miscellaneous

(a) All references to the Loan Agreement in the Loan Agreement, the Security Documents and the other Financing Agreements and all instruments and agreements executed thereunder shall for all purposes refer to the Loan Agreement as amended by this Amendment Agreement.

(b) Except to the extent each is expressly amended by the terms of this Amendment Agreement, all terms and conditions of the Loan Agreement, the Security Documents and the other Financing Agreements and all other instruments and agreements executed thereunder remain in full force and effect. This Amendment Agreement may be amended only by an instrument in writing signed by the Company and the Bank.

(c) This Amendment Agreement may be executed in several counterparts, each of which shah be deemed an original, but all of which together shall constitute one and the same agreement.

Section 7.    Governing Law

     This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of New York in the United States of America.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed by their duly authorized representatives on the day and year first above written.

                                                 THE CLOSED JOINT STOCK COMPANY
                                                   "OMOLON GOLD MINING COMPANY"


                                                By: /s/ Farokh S. Hakimi
                                                    --------------------------
                                                    by Power of Attorney on
                                                    behalf
                                              Name: S. V. Haradiak
                                                    --------------------------
                                             Title: General Manager
                                                    --------------------------


                                                By: /s/ Farokh S. Hakimi
                                                    --------------------------
                                                    by Power of Attorney on
                                                    behalf
                                              Name: E. S. Ryzhaikina
                                                    --------------------------
                                             Title: Chief Accountant
                                                    --------------------------

                                                                   EUROPEAN BANK
                                              FOR RECONSTRUCTION AND DEVELOPMENT



                                                By: /s/ [SIGNATURE ILLEGIBLE]
                                                    --------------------------
                                              Name: [SIGNATURE ILLEGIBLE]
                                                    --------------------------
                                             Title: Deputy Vice President
                                                    --------------------------


Cyprus Amax, Cyprus Magadan and Cyprus Gold hereby (a) acknowledge and consent to the foregoing Amendment Agreement, (b) confirm that the Cyprus Amax Guaranty, the Cyprus Magadan Guaranty, the Cyprus Support Agreement and the Cyprus Magadan Share Pledge remain in full force and effect, and (c) agree that all references to the Loan Agreement in the Cyprus Amax Guaranty, the Cyprus Magadan Guaranty, the Cyprus Support Agreement and the Cyprus Magadan Share Pledge shall for all purposes refer to the Loan Agreement as amended by the foregoing Amendment Agreement.

                                                    CYPRUS AMAX MINERALS COMPANY


                                                By: /s/ Farokh S. Hakimi
                                                    --------------------------
                                              Name: Farokh S. Hakimi
                                                    --------------------------
                                             Title: Assistant Treasurer
                                                    --------------------------



                                                 CYPRUS MAGADAN GOLD CORPORATION


                                                By: /s/ Farokh S. Hakimi
                                                    --------------------------
                                              Name: Farokh S. Hakimi
                                                    --------------------------
                                             Title: Assistant Treasurer
                                                    --------------------------

                                                             CYPRUS GOLD COMPANY


                                                By: /s/ Farokh S. Hakimi
                                                    --------------------------
                                              Name: Farokh S. Hakimi
                                                    --------------------------
                                             Title: Assistant Treasurer
                                                    --------------------------

                                                                [EXECUTION COPY]

                  THIRD AMENDMENT AGREEMENT TO LOAN AGREEMENT

THIS AMENDMENT AGREEMENT is made as of the 20th day of November, 1996 between THE CLOSED JOINT STOCK COMPANY "OMOLON GOLD MINING COMPANY" (the "Company") and EUROPEAN. BANK FOR RECONSTRUCTION AND DEVELOPMENT (the "Bank").

WHEREAS:

(A) the Company has entered into a loan agreement dated as of 30 5une 1995, as amended by an amendment agreement to loan agreement dated as of 7 November 1995 and a second amendment agreement to loan agreement dated as of 22 April 1996 (such loan agreement as so amended, the "Loan Agreement"), with the Bank. pursuant to which the Bank has agreed to make a loan to the Company in an amount not to exceed US$47,500,000 subject to the terms and condition of the Loan Agreement and

(B) the Company has requested that the Loan Agreement be amended, inter alia, to increase the maximum principal amount of the loan under the Loan Agreement to US$62,500,000 and the Bank has agreed to so amend the Loan Agreement subject to the terms and conditions of this Amendment Agreement

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.        Definitions

      Wherever used in this Amendment Agreement, unless the context shall otherwise require, the terms defined in the Loan Agreement and not separately defined herein shall have the same meanings when used in this Amendment Agreement.

Section 2.        Amendments to Loan Agreement

(a) The definition of "Commitment Period" in Section 1.01 of the Loan Agreement is hereby amended by deleting "$47,500.000" in the 11th line and inserting "$62,500,000" in place thereof.

(b) The definition of "Letter of Credit" in Section 10.1 of the Loan Agreement is hereby amended by deleting "paragraph l(b)(1)" in the third line and inserting "paragraph I(b)" in place thereof

(c) The definition of "Margin" in Section 1.01 of the Loan Agreement is hereby amended by deleting "425% per annum" in the third line and inserting "4.4% per annum" in place thereof.

(d) The definition of "Permitted Liens" in Section l.01 of the Loan Agreement is hereby amended in its entirety to read as follows:

   "Permitted Liens"      means the Liens set forth in Sections 6.05(I), 6.05(2)
                          and 6.05(3)"

(e) The definition of "Subordinated Shareholder Loans" in Section 1.01 of the Loan Agreement is hereby mended in its entirety to read as follows:

      ""Subordinated
      Shareholder Loans"            means Debt of the Company owing to or
                                    guaranteed by any Shareholder (or an
                                    Affiliate of any Shareholder) and which is subordinated to the payment of all amounts payable under this Agreement and the OPIC
                                    Finance Agreement pursuant to the Cyprus
                                    Support Agreement or the Russian
                                    Shareholders Support Agreement or otherwise on terms acceptable to the Project Lenders."

(f) Section 2.01(a) of the Loan Agreement is hereby amended by deleting "$180,000,000" and inserting "$230,000,000" in place thereof.

(g) Section 2.01(b) of the Loan Agreement is hereby amended by replacing the table therein with the following table:

--------------------------------------------------------------------------------
Source                                                        Dollars
Equity

     Association of Native Peoples                              5,676,000
     Geometal                                                  24,052,039
     Magadan Gold                                               5,676,000
     Rossiisky Kredit Commercial Bank                           5,160,000
     Dukat                                                      2,435,961
     Cyprus Magadan                                            43,000,000

Total Equity                                                   86,000,000

Cyprus Magadan Subordinated Shareholder Loan                   14,000,000


Long-term Debt

     Tranche 1 Loan                                            53,750,000
     Tranche 2 Loan                                             8,750,000
     OPIC Tranche 1 Loan                                       58,750,000
     OPIC Tranche 2 Loan                                        8,750,000

     Total Long-term Debt                                     130,000,000

Total Financing                                               230,000,000

--------------------------------------------------------------------------------

(h) The first two sentences of Section 2.02(b) of the Loan Agreement are hereby amended in their entirety, to read as follows:

     "The Company has an authorized capital of Rb, 420,880,000,000 (the equivalent of $86.000.000) consisting of 80.000 shares with a nominal value of Rb. 5,261,000 each. The following is a list of the shareholders in the Company as of 20 November 1996, together with their percentage shareholdings in the Company:


     Shareholder                                                Percentage
     Association of Native Peoples                                6.6000000000
     Geometal                                                    27.9674871698
     Magadan Gold                                                 6.6000000000
     Rossiisky Kredit Commercial                                  6.0000000000
     Bank
     Dukat                                                        2.8325128302
     Cyprus Magaden                                              50.0000000000

     Total                                                      100.0000000000"


(i) Section 3.01 of the Loan Agreement is hereby amended in its entirety to read as follows:

     "Section 3.01. Amount and Currency.

          Subject to the terms and conditions of this Agreement, the Bank agrees to lend to the Company, and the Company agrees to borrow from the Bank, a Loan in an amount not to exceed $62.500.000 made up of:

     (a) the Tranche I Loan in an amount not to exceed $53.750,000: and

     (b) the Tranche 2 Loan in the amount of $8.750,000."

(j) The last sentence of Section 3 03(b) of the Loan Agreement is hereby amended in its entirety to read as follows:

     "The Tranche 2 Loan shall be disbursed in two Disbursements in the amounts of $5,000,000 and $3.750,000. respectively"

(k) The second sentence of Section 3.05(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

     "The commitment charge shall accrue from day to day, (1) in the case of a portion of the Tranche I Loan in the amount of $42.500,000 and a portion of the Tranche 2 Loan m the amount of $5,000,000, from 30 July 1995, and (2) in the case of the remainder of the Loan, from 18 December 1996."

(l) Section 306(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

     "(a) The Company shall repay the Loan to the Bank as follows:

          (1) The Tranche 1 Loan shall be repaid in nine equal (or as nearly equal as possible) semi-annual installments on 15 December 1997, 15 June 1998, 15 December 1998, 15 June 1999. 15 December 1999, 15 June 2000, 15 December 2000, 15 June 2001 and 15 December 2001.

          (2) The Tranche 2 loan shall be repaid in full in a single installment in the amount of $8,750.000 on 15 December 2001."

(m) Section 307(b)(A) of the Loan Agreement is hereby amended by deleting "$9,000,000" in the third line and inserting "$11,250,000" in place thereof.

(n) Section 4.02(j) of the Loan Agreement is here~ amended in its entirety to read as follows:

    "(j) Cost Overruns. The Bank shall be satisfied. on the basis of the opinion of the Independent Engineer, that the Project Costs including, without limitation financing costs) necessary to achieve physical completion of the Project will not exceed the total amount thereof set forth m Section 2.01(a) or, if the Bank is not so satisfied as a result of delay in completion or otherwise. the Bank shall have received satisfactory evidence that the Shareholders have contributed not less than the full amount of such excess in paid-in capital or Subordinated Shareholder Loans to the Company and that the Company has expended 100% of such paid-in capital and Subordinated Shareholder Loans on the Project."

(o) Section 4.02(k) of the Loan Agreement is hereby amended by deleting "in the amount of $5,000,000" in the second and third lines.

(p) Section 5.13(1) of the Loan Agreement is hereby amended by deleting "$13.500.000" in the first line and inserting "$16.500,000" in place thereof and by deleting "$100.000,000" in the third line and inserting "$130.000,000" in place thereof

(q) Section 5.13(2) of the Loan Agreement is hereby amended by deleting "$5,000,000" in the third line and inserting "$8,750,000" in place thereof.

(r) Section 5.18 of the Loan Agreement is hereby amended by deleting "90" in the first line and inserting "45" in place thereof.

(s) Section 604(a) of the Loan Agreement is hereby amended by inserting "and" at the end of Section 604(a)(3), deleting Section 604(a)(5) and amending Section 604(a)(4) in its entirety to read as follows:

      "(4) Short-term Debt in an aggregate amount not to exceed $20,000,000 (or the equivalent thereof in other currencies at then current rates of exchange) or, if less, 100% of the Company's short-term assets."

(t) Section 6.05 of the Loan Agreement is hereby amended by deleting sub-paragraph (2) and renumbering existing sub-paragraphs (3) and (4) as sub-paragraphs (2) and (3), respectively.

(u) Section 7.01(i) of the Loan Agreement is hereby amended by deleting "24" in the third line and inserting "27" in place thereof anti by deleting "18" in the eighth line and inserting "24" in place thereof.

(v) Section 7.01(q) of the Loan Agreement is hereby amended in its entirety to read as follows:

     "(q) Cost Overrun Default. The Bank shall have determined that the Project Costs (including without limitation. financing costs) necessary. to achieve physical completion of the Project will, as a result of delays in completion or otherwise. exceed the total amount thereof set forth in
     Section 2.01(a) and the Shareholders shall have failed, within 60 days of such determination, to make cash contributions of paid-in capital or Subordinated Shareholder Loans to the Company in the flail amount of such excess. "

(w) Paragraph 2.10 of Schedule G to the Loan Agreement is hereby amended by inserting the following sentence after the first sentence of Such paragraph:

     "Such technical environmental person shall. until at least 30 .Tune 1997, be a qualified expatriate environmental specialist."

(x) Paragraph 1(b) of Schedule Q to the Loan Agreement is hereby amended in its entirety to read as follows:

     "(b) Letter of Credit. The Project Lenders shall have received a duly executed original of the Letter of Credit. if any, used in calculating the minimum balance of the Cash Collateral Subaccount in accordance with
     Section 5.13"

(y) Paragraph l(d) of Schedule Q to the Loan Agreement is hereby amended by inserting the following new sub-paragraph (I) and renumbering existing sub-paragraphs (1). (2) and (3) as sub-paragraphs (2), (3) and (4), respectively:

     "(1) paid. from Project revenues, $2,5,000.000 in the aggregate to the Bask and OPIC by way of repayments or prepayments of principal of the Tranche 1 Loan and the OPIC Tranche 1 Loan:"

(z) Schedule Q to the Loan Agreement is hereby amended by inserting the following new paragraph 1(j):

     "(j) Successor to Roskomdragmet. The Project Lenders shall have received satisfactory evidence that the Ministry of Finance of the Russian Federation or another entity acceptable to the Project Lenders has succeeded to the obligations of Roskomdragmet under the Roskomdragmet Agreement and that the Roskomdragmet Agreement is valid and legally binding on such entity and enforceable against such entity. in accordance with its terms."

(a) Annex 4 of Schedule Q to the Loan Agreement is hereby amended by deleting paragraph (s) and renumbering existing paragraph (t) as paragraph (s).

Section 3.    Representations and Warranties

     The Company represents and warrants to the Bank as follows:

(a) The Company has all requisite power and authority, corporate or otherwise. to execute, deliver and perform all of its obligations under this Amendment Agreement and the Loan Agreement as amended by this Amendment Agreement.

(b) The Company has taken all necessary action to authorize the execution. deliver, and performance by it of this Amendment Agreement and the Loan Agreement as amended by this Amendment Agreement.

(c) This Amendment Agreement has been duly executed and delivered by the 1 Company and this Amendment Agreement and the Loan Agreement as amended by this Amendment Agreement constitute its valid and legally binding obligations, enforceable against it in accordance with their respective terms.

(d) All consents, authorisations and actions of any kind necessary. for the valid execution. delivery and performance by the Company of this Amendment Agreement and the Loan Agreement as amended by this Amendment Agreement have been obtained and are in full force and effect.

(e) The execution, delivery and performance by the Company of this Amendment Agreement and the Loan Agreement as amended by this Amendment Agreement do not require the consent or approval of any of its creditors (other than OPIC, whose consent has been obtained) and will not conflict with or constitute a breach or default under or violate any provision of its Charter or any agreement, law, rule. regulation. order. with, judgement, injunction. decree, determination or award applicable to it.

(f) Each Security, Document (other than the Immovables Mortgage and the Enterprise Mortgage) will, when the Amendments to Financing Agreements (as defined below) have been executed and delivered, constitute a valid and completed security interest in, and a Lien of first priority on, the collateral covered by such Security Document securing payment of all principal merest and other amounts payable under the Loan Agreement as amended by this Amendment Agreement, which security merest and Lien will rank senior to all other security interests and Liens on such collateral other than Permitted Liens.

(g) As of the date of this Amendment Agreement, the Directors of the Company are I.S. Rosenblum, S W. Harapiak L.D. Clark. VP. Karchavets, F.S. Hakim. L.E Yefanova and S.S. Shellhaas, the General Manager of the Company is S.W. Harapiak. the Vice-General Manager of the Company is Valery. (Glazarov, the Financial Manager of the Company is K. Smith and the Chief Accountant of the Company is Elena Ryzhaikina.

(h) The revised Development Plan delivered to the Bank pursuant t to Section 4(c) of this Amendment Agreement will not contain any untrue statement of a material fact or omit to state any material fact necessary. to make the statements and information contained therma not misleading in light of the circumstances under which such statements are made or such information is furnished, provided that. to the extent that any such statement or information is based upon estimates. forecasts or professional opinions, such estimates. forecasts or opinions (except as otherwise warranted herein or therein) will be made in good faith and based upon the best available information. but otherwise the Company does not warrant that such estimates forecasts or opinions will ultimately prove to be correct.

Section 4.    Conditions Precedent

      Section 2 of this Amendment Agreement shall not become effective unless and until the following conditions precedent shall have been satisfied in form and substance satisfactory to the Bank:

(a) The Bank shall have received certified copies of amendments to the OPIC Finance Agreement and the OPIC Funding Documents (the "OPIC Amendments"), each in form and substance satisfactory. to the Bank. pursuant to which the OPIC Finance Agreement and the OPIC Funding Documents shall have been amended,' inter alia, to increase the maximum principal amount of the loan under the OPIC Finance Agreement to S67.500,000, and the OPIC Amendments shall have become
unconditional and fully effective in accordance with   their respective terms
(except for this Amendment Agreement having become unconditional and fully effective, if that is a condition of any such amendment).

(b) The Bank shall have received duly executed originals of the following amendments to the Financing Agreements (the "Amendments to Financing Agreements"), each in form and substance satisfactory. to the Bank and the Amendments to Financing Agreements shall have become unconditional and fully effective in accordance with their respective terms (except for this Amendment Agreement having become unconditional and fully effective, if that is a condition of any such document):

     (1) an amendment to the Cyprus Support Agreement;

     (2) an amendment to the Security Sharing Agreement: and

     (3) an amendment to each Security Document;

together with any other documents, recordings, filings, notifications and registrations which are required thereunder for the continued validity, perfection or priority of the Security and the Liens of the Project Lenders under the Security Documents (other than the Immovables Mortgage and the Enterprise Mortgage) as amended thereby and to ensure that each Security Document (other than the Immovables Mortgage and the Enterprise Mortgage) constitutes a valid and completed security interest in, and a Lien of first priority. on. the collateral covered by such Security Document. securing payment of all principal, interest and other amounts payable under the Loan Agreement as amended hereby, the OPIC Finance Agreement as amended by the OPIC Amendments and the other Financing Agreements as amended by the Amendments to Financing Agreements and that such security interest and Lien ranks sen:or to all other security interests and Liens on such collateral.

(c) The Bank shall have received the revised Development Plan, in form and substance satisfactory to the Bank.

(d) The Bank shall have received a front-end commission in respect of this Amendment Agreement in an amount as separately agreed between the Company and the Bank in a letter agreement entered into on or prior to the date hereof.

(e) The Bank shall have received satisfactory evidence that:

     (1) the Russian Shareholders have contributed, in a manner satisfactory to the Bank, at least $3.000.000 (or the equivalent thereof in other currencies at men current rates of exchange) as additional paid-m capital to the Company and Cyprus Magadan has contributed. in a manner satisfactory to the Bank, at least $14,000,000 (or the equivalent thereof in other currencies at then current rates (of exchange) as Subordinated Shareholder Loans to the Company and the Company has expended substantially all of such additional paid-in capital and Subordinated Shareholder Loans on Project
     Costs: and

     (2) Cyprus Magadan has committed to contribute. in a manner satisfactory to the Bank. at least $3.000.000 (or the equivalent thereof in other currencies at then current rates of exchange) as additional paid-in capital either in cash or in kind to me Company not later than (A) the date on which the Company and Cyprus Magadan deliver the Final Completion Certificate referred to in Schedule Q to the Loan Agreement or (B) 15 April 1997, whichever occurs first.

(f) The Bank shall have received, in form and substance satisfactory to the Bank, certified copies of all governmental, corporate. creditors', shareholders' and other necessary licenses, approvals, consents, filings and registrations for the due execution, delivery. and performance by the Company, the Shareholders, Cyprus Gold and Cyprus Amax of this Amendment Agreement. the Loan Agreement as amended by this Amendment Agreement, the OPIC Amendments. the OPIC Finance Agreement and OPIC Funding Documents as amended by the OPIC Amendments, the Amendments to Financing Agreements, the Financing Agreements as amended by the Amendments to Financing Agreements and the other documents contemplated hereby.

(g) The Bank shall have received satisfactory evidence of the authorisation of the persons signing this Amendment Agreement, the OPIC Amendments, the Amendments to Financing Agreements and the other documents contemplated hereby on behalf of the Company, the Shareholders, Cyprus Gold and Cyprus Amax to sign such documents and to bind the Company, the Shareholders, Cyprus Gold and Cyprus Amax thereto.

(h) The Bank shall have received the first amendment to the Amended and Restated Charter of the Company, in form and substance satisfactory to the Bank.

(i) The Bank shall have received favorable legal opinions of special Russian and English counsel to the Project Lenders and of special Russian, English and New York counsel to the Company regarding the matters set forth in Sections 3, 4(a), 4(b), 4(f), 4(g) and 4(h) of this Amendment Agreement.

(j) The Bank shall have received such other documents aria opinions as the Bank may reasonably request.

Section 5.    Condition Subsequent

     The Company shall procure that the first: amendment to the Amended and Restated Charter of the Company, in form and substance satisfactory to the Bank. shall have been rendered with the State Registration Chamber by no later than
(1) the date on which the Company and Cyprus Magadan deliver the Final Completion Certificate referred to in Schedule Q to the Loan Agreement or (2) 15 May 1997, whichever occurs first.

Section 6.    Expenses

     Without limiting the generality. of Section 5.17 of the Loan Agreement, the Company shall pay to the Bank, or as the Bank may direct, all expenses incurred by the Bank. including but not limited to fees and expenses of counsel. in connection with the preparation. negotiation. execution. registration. administration and enforcement of this Amendment Agreement. the OPIC Amendments. the Amendments to Financing Agreements and the other documents contemplated hereby,

Section 7.    Miscellaneous

(a) All references to the Loan Agreement in the Loan Agreement. the Security Documents and the other Financial Agreements and all instruments and agreements executed thereunder shall for all purposes refer to the Loan Agreement as amended by this Amendment Agreement. All references to the OPIC Finance Agreement and OPIC Funding Documents in the Loan Agreement the Security Documents and the other Financing Agreements and all instruments and agreements executed thereunder shall for all purposes refer to the OPIC Finance Agreement and the OPIC Funding Documents as amended by the OPIC Amendments. All references to the other Financing Agreements in the Loan Agreement the Security. Documents and the other Financing Agreements and all instruments and agreements executed thereunder shall for all purposes refer to such Financing Agreements as amended by the Amendments to Financing Agreements.

(b) All references to the Financing Agreements in the Loan Agreement, the Security. Documents and the other Financing Agreements and all instruments and agreements executed thereunder shall include this Amendment Agreement.

(c) Except to the extent each is expressly amended by the terms of this Amendment Agreement all terms and conditions of the Loan Agreement, the Security Documents and the other Financing Agreements and all other instruments and agreements executed thereunder remain in full force and effect. This Amendment Agreement may be amended only by an instrument in writing signed by the Company and the Bank.

(d) This Amendment Agreement cement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 8.    Governing Law

     This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of New York in the United States of America.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement, to be executed by their duly authorized representatives as of the day and year first above written.

                                                  THE CLOSED JOINT STOCK COMPANY
                                                    "OMOLON GOLD MINING COMPANY"


                                                     By: /s/ I. S. Rosenblum
                                                         -----------------------
                                                   Name: I. S. Rosenblum
                                                         -----------------------
                                                  Title: Chairman of the Board
                                                         -----------------------



                                                     By: /s/ S. W. Harapiak
                                                         -----------------------
                [SEAL APPEARS HERE]                Name: S. W. Harapiak
                                                         -----------------------
                                                  Title: General Manager
                                                         -----------------------



                                                     By: /s/ E. Ryzhaikina
                                                         -----------------------
                                                   Name: E. Ryzhaikina
                                                         -----------------------
                                                  Title: Secretary and Chief
                                                         -----------------------
                                                         Accountant
                                                         -----------------------

                                                                   EUROPEAN BANK
                                              FOR RECONSTRUCTION AND DEVELOPMENT


                                                     By: /s/ Gunther Vowinckel
                                                         -----------------------
                                                   Name: Gunther Vowinckel
                                                         -----------------------
                                                  Title: Acting Co-Team Leader
                                                         -----------------------

Cyprus Amax, Cyprus Magadan and Cyprus Gold hereby:

(a) acknowledge and consent to the foregoing Amendment Agreement, including without limitation the increase in the maximum principal amount of the Loan and the amendments to the definition of Project Completion in ScheduLe Q of the Loan Agreement, as provided therein:

(b) confirm that the Cyprus Amax Guaranty, the Cyprus Magadan Guaranty, the Cyprus Support Agreement and the Cyprus Magadan Share Pledge remain in full force and effect:

(c) agree that all references to the Loan Agreement in the Cyprus Amax Guaranty, the Cyprus Magadan Guaranty, the Cyprus Support Agreement and the Cyprus
Magadan Share Pledge shall for all purposes refer to the Loan Agreement as amended by the foregoing Amendment Agreement;

(d) agree that all references to the OPIC Finance Agreement in the Cyprus Amax Guaranty, the Cyprus Magadan Guaranty, the Cyprus Support Agreement and the Cyprus Magadan Share Pledge shall for all purposes refer to the OPIC Finance Agreement as amended by the 0PIC Amendments: and

(e) agree that in respect of the additional $30,000.000 to be advanced to the Company in accordance with this Amendment Agreement and the second amendment agreement to the OPIC Finance Agreement. no failure of the State Registration Chamber to register the first amendment to the Amended and Restated Charter of the Company or of the ,Ministry. of Finance to register or reregister the issuance of shares by the Company shall constitute a Political Event under the Cyprus Magadan Guaranty; provided that this paragraph (e) shall not affect the rights of Cyprus Magadan under Section 4.01(3) of the Cyprus Magadan Guaranty in respect of any other event.

                                                    CYPRUS AMAX MINERALS COMPANY


                                                     By: /s/ Faroikh S. Hakimi
                                                         -----------------------
                                                   Name: Faroikh S. Hakimi
                                                         -----------------------
                                                  Title: Assistant Treasurer
                                                         -----------------------


                                                 CYPRUS MAGADAN GOLD CORPORATION

                                                     By: /s/ Faroikh S. Hakimi
                                                         -----------------------
                                                   Name: Faroikh S. Hakimi
                                                         -----------------------
                                                  Title: Assistant Treasurer
                                                         -----------------------

                                                             CYPRUS GOLD COMPANY


                                                     By: /s/ Faroikh S. Hakimi
                                                         -----------------------
                                                   Name: Faroikh S. Hakimi
                                                         -----------------------
                                                  Title: Assistant Treasurer
                                                         -----------------------